EXHIBIT 10.14

LEASE

BY AND BETWEEN

GARDENS PLAZA INVESTORS, LLC

LANDLORD,

AND

BANKRATE, INC.

TENANT

TABLE OF CONTENTS OF LEASE AGREEMENT

EXHIBITS

Exhibit “A” - Floor Plan - Demised Premises

Exhibit “B” - Legal Description of the Real Property At The Project

Exhibit “C” - Landlord's Work

Exhibit “D” - Tenant's Work

Exhibit “E” - Cleaning Schedule

Exhibit “F” - Rules and Regulations

Exhibit “G” - Definitions

Exhibit “H” - Intentionally Deleted

Exhibit “I” - Bankruptcy

i

LEASE SUMMARY

Landlord:	Gardens Plaza Investors, LLC, a Florida limited liability company

Tenant:	Bankrate, Inc., a Florida corporation

Demised Premises:	Suite Nos. 106W and 200W, Golden Bear Plaza, 11760 U.S. Highway 1, Palm Beach Gardens, Florida 33408

Rentable Area:	Approximately 6,748 rentable square feet on the first (1st) floor and approximately 14,187 rentable square feet on the second (2nd) floor

Term:
Within ten (10) days following the later to occur of: (i) the issuance of a certificate of occupancy for the Demised Premises, and (ii) termination of that certain Sublease Agreement between Tenant, as sublessee, and Cingular Wireless, as sublessor, through last day of the month in which the tenth (10th) anniversary of the Commencement Date occurs

Base Annual Rent:
$23.00 per rentable square foot ($23,743.67 per month, $284,924.04 per year until January 1, 2008 when Base Annual Rent shall be reduced to the same Base Annual Rent per square foot as is being charged for the Remaining Space) for a total of 12,388 rentable square feet and $19.50 per rentable square feet ($13,888.88 per month, $166,666.50 per year) for 8,547 rentable square feet; the Base Annual Rent for the Remaining Space shall increase by 3.5% per year on the anniversary of the Commencement Date and the Base Annual Rent for the Partial Space shall increase by 3.5% per year commencing on January 1, 2008

Tenant’s Initial Proportionate Share of Project:	20,935 ÷ 246,500= (8.49%)

Security Deposit:	$67,029.45

Permitted Use:	General Office Purposes

Parking:
Access to unreserved parking spaces in surface lot. Landlord shall make available up to one hundred (100) surface parking spaces for Tenant’s employees. Tenant has the option to lease up to six (6) covered, reserved parking spaces in the parking garage at the rate of Sixty and No/Dollars ($60.00) per month, plus applicable sales tax (the “Parking Charge”).

In the event of any conflict between the terms of this Lease Summary and the terms of the Lease itself, the terms of the Lease shall govern.

ii

THIS LEASE (hereinafter the “Lease” as defined in Paragraph (i) of Exhibit “G”), made this 3 day of November, 2005, by and between GARDENS PLAZA INVESTORS, LLC, a Florida limited liability company (hereinafter called “Landlord”) and BANKRATE, INC., a Florida corporation (hereinafter called “Tenant”).

WITNESSETH:

ARTICLE 1
DEMISED PREMISES

1.01 Demised Premises. Landlord does hereby lease and demise to Tenant and Tenant does hereby hire, take and lease from Landlord for the “Term” (as hereinafter defined in Paragraph (h) of Exhibit “G” attached hereto and made a part hereof) and subject to the provisions hereof, the “Demised Premises” being that space also known as Suite Nos. 106W and 200W, located on the first and second floors of the building now known as Golden Bear Plaza, (11760 West Tower), having an address of 11760 U.S. Highway 1, Palm Beach Gardens, Florida 33408 within the “Project” (as hereinafter defined in Paragraph (d) of Exhibit “G”) containing a total “Rentable Area” (as hereinafter defined in Paragraph (e) of Exhibit “G”) of Twenty Thousand Nine Hundred Thirty-Five (20,935) square feet, all as more particularly shown on the floor plan annexed hereto as Exhibit “A” and made a part hereof.

ARTICLE 2
TERM AND RENT COMMENCEMENT DATE

2.01 Term. The “Term” (defined below) shall commence within ten (10) days following the later to occur of: (i) the issuance of a certificate of occupancy for the Demised Premises, and (ii) termination (the “Sublease Termination”) of that certain Sublease Agreement between Tenant, as sublessee, and Cingular Wireless, as sublessor, (the “Commencement Date”) and shall expire at midnight on the date immediately preceding the tenth (10th) anniversary of the Commencement Date. This Lease is expressly contingent on Tenant receiving the Sublease Termination on or before November 1, 2006.

2.02 Renewal Option Provided Tenant is not in default under any of the terms and provisions herein contained and further provided Tenant is occupying the Demised Premises at the time the option is exercised, Landlord hereby grants to Tenant one (1) option to renew this Lease for one (1) period of five (5) years, commencing on the day following the expiration of the existing Lease Term. The renewal term shall be upon all the terms and conditions as the existing Lease Term with the sole exception that the Base Annual Rent shall be adjusted to reflect the then fair market rental value. Fair market rental value shall mean the then prevailing rent for premises comparable in size and use to the Demised Premises, located in buildings comparable in size and use to, and in the general vicinity of, the Building, leased on terms comparable to the terms contained in this Lease, taking into consideration all allowances for tenant improvements, moving expenses, landlord expenses, rent abatement, brokerage expenses, tenant benefits, parking charges or any other market concessions which may be commonly available at the time in question. Landlord shall provide Tenant with its estimate of the Fair Market Rental Value within thirty (30) days from Tenant’s notice to Landlord of its intent to exercise the renewal option. In the event Tenant disagrees as to Landlord’s estimate of the Fair Market Rental Value, it shall notify Landlord of such disagreement within twenty (20) days from receipt of Landlord’s notice of Fair Market Rental Value and shall provide Landlord with Tenant’s commercially reasonable estimate of the Fair Market Rental Value. In the event Landlord disagrees with Tenant’s proposed amount, the parties hereby agree to appoint a mutually acceptable unrelated independent arbitrator to resolve the dispute and agree to be bound by the decision of such arbitrator. Tenant and Landlord shall equally split the cost of the independent arbitrator. The foregoing option to renew shall be exercised by written notice to Landlord given not less than three hundred sixty-five (365) days prior to the expiration of the existing Term of this Lease. Time is of the essence with respect to Tenant’s exercise of its option to renew.

2.03 Vacation. This Lease, and the tenancy created hereby, shall cease and terminate at the end of the Term without the necessity of any notice from either Landlord or Tenant to terminate same. Tenant hereby waives any right to notice from Landlord to vacate the Demised Premises and agrees that Landlord shall be entitled to the benefit of all provisions of any applicable governing law with respect to the summary recovery of possession of the Demised Premises in the event that Tenant should hold over beyond the expiration of the Term or any earlier termination thereof to the same extent as if statutory notice had been given.

2.04 Acknowledgment of Term. Following the Commencement Date, but no later than ten (10) business days following Landlord’s written request therefor, the parties shall execute and deliver in recordable form an instrument prepared by Landlord or a letter agreement, at the option of Landlord, wherein Tenant shall (i) acknowledge that the Demised Premises (including the building or buildings of which the Demised Premises form a part, the parking garage structure and other “Common Areas” [as hereinafter defined in Paragraph (b) of Exhibit “G”]) are completed in accordance with the terms and provisions of this Lease, (ii) certify that the Lease is in full force and effect and no “Advance Rental” (as hereinafter defined in Section 6.02) has been paid to Landlord except as provided for herein, and (iii) certify the Commencement Date and termination date of the initial Term.

ARTICLE 3
BASE ANNUAL RENT

3.01 Base Annual Rent. From and after the Commencement Date, and until December 31, 2007, Tenant shall pay to Landlord a minimum guaranteed annual rent, the sum of Two Hundred Eighty-Four Thousand Nine Hundred Twenty-Four and 04/100 Dollars ($284,924.04) annually for 12,388 rentable square feet of space (the “Partial Space”), payable in advance without demand, setoff or deduction, in equal monthly installments of Twenty-Three Seven Hundred Forty-Three and 67/100 Dollars ($23,743.67) on or before the first day of each calendar month, the first installment to be paid on the Commencement Date (the “Initial 12,388 Base Annual Rent”) together with any applicable sales tax thereon, which sales tax shall be considered as an “Additional Charge” (as hereinafter defined in Paragraph (a) of Exhibit “G”) hereunder. From and after January 1, 2008, and throughout the balance of the Term, Tenant shall pay to Landlord a minimum guaranteed annual rent, as adjusted in accordance with Section 3.02 hereinbelow, an amount equal to the then-current Base Annual Rent per square foot that is being charged for the Remaining Space (as hereinafter defined) annually for the Partial Space, payable in advance without demand, setoff or deduction, (the “Subsequent 12,388 Base Annual Rent”) on or before the first day of each calendar month, the first installment to be paid on the Commencement Date together with any applicable sales tax thereon, which sales tax shall be considered as an Additional Charge. From and after the Commencement Date, and throughout the Term of the Lease, Tenant shall pay to Landlord a minimum guaranteed annual rent, as adjusted in accordance with Section 3.02 hereinbelow, the sum of One Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 50/100 Dollars ($166,666.50) (the “Remaining Base Annual Rent”), annually for the remaining 8,547 square feet of space (the “Remaining Space”), payable in advance without demand, setoff or deduction, in equal monthly installments of Thirteen Thousand Eight Hundred Eighty-Eight and 88/100 Dollars ($13,888.88) (the “Remaining Base Annual Rent”) together with any applicable sales tax thereon, which sales tax shall be considered as an Additional Charge hereunder. The Initial 12,388 Base Annual Rent, the Subsequent 12,388 Base Annual Rent and the Remaining Base Annual Rent are collectively referred to herein as the “Base Annual Rent.” If the Commencement Date shall fall upon a day other than the first day of a calendar month, Tenant's first payment of Base Annual Rent shall also include Base Annual Rent for the fractional portion of the month between the Commencement Date and the last day of the month in which the Commencement Date occurs, on a per diem basis (calculated on a thirty (30) day month).

3.02 Base Annual Rent Adjustments. Base Annual Rent for the Remaining Space shall be increased annually, commencing on the first day of the month immediately following the first (1st) anniversary of the Commencement Date and on the first day of the month immediately following each anniversary of the Commencement Date thereafter during the remainder of the Term and commencing on January 1, 2008 for the Partial Space by multiplying the Base Annual Rent for the “Lease Year” immediately preceding the anniversary of the Commencement Date by (1.035). Tenant covenants and agrees to pay the aforesaid increase(s) in Base Annual Rent as of the effective date of each such increase. Upon request, Tenant shall execute from time to time either a Lease amendment agreement in recordable form or letter agreement, at Landlord's option, confirming the amount of such Base Annual Rent increase(s) and the effective date(s) thereof.

ARTICLE 4
TAXES

4.01 Definition of Taxes. The term “Taxes” shall mean (i) the total of all real estate taxes, taxes attributable to improvements within the Project or any part thereof made by any tenant or occupant or by Landlord, or attributable to the installation in the Project or any part thereof of fixtures, machinery or equipment by any tenant or by Landlord, assessment, water and sewer rents and other governmental impositions, levies and charges (of or by any federal, state municipal or other government or governmental or public authority, including, without limitation, any school district) of every kind and nature whatsoever, and each and every installment thereof, which shall or may be levied, assessed, imposed, become due and payable, or liens upon, or arise in connection with the use, occupancy or possession of, or grow due or payable out of, or for, the Project or any part thereof, or any land, buildings or other improvements therein except for estate, inheritance, succession, transfer, franchise or gift taxes, (ii) any special or other assessment or levy which is imposed upon the Project, (iii) any taxes attributable to or assessed by reason of any personal property located within the Project, except that which is assessed or imposed directly against any tenant and paid for by such tenant, (iv) any tax, charge, levy or excise on Base Annual Rent, “Common Area Expenses” (as hereinafter defined in Section 5.01), Additional Charges or other sums due hereunder or in any other lease of any part of the Project which are not otherwise paid by Tenant as provided in Section 4.05 hereinbelow, (v) any tax, impost, charge, levy or excise (except federal, state or local income taxes), however described, which is levied, assessed or imposed against Landlord on account of the rent or other charges payable herein or in any other lease of any part of the Project, (vi) any tax, impost, charge, levy or excise, however described (hereinafter called “Other Tax”) which is not included in Taxes pursuant to the other provisions of this Section 4.01 but which is or shall be a substitute, in whole or in part, for any item which is, was or would be or become included in “Taxes” pursuant to the other provisions of this Section 4.01 or which is or shall be intended to produce revenue for a purpose for which any item which is, was or would be or become included in “Taxes” pursuant to the other provisions of this Section 4.01 was, is or shall be intended to produce revenue (whether or not such Other Tax is or shall be levied, assessed, imposed or collected by the same body) and (vii) any and all costs, fees and expenses paid to attorneys, appraisers and consultants for the purpose of reviewing, negotiating, or contesting the amount of the Taxes, the valuation or assessment of the Project or any portion thereof for tax purposes and any and all costs, fees and expenses arising out of or by reason of any legal or administrative proceedings related to the Taxes. In the event that any part(s) of the Project is separately assessed for the purpose of real estate taxation, then, in such event, Landlord may at its option, at any time and from time to time after such separate assessment(s) is created, elect, which election(s) shall be subject to revocation(s), to exclude that portion of the Taxes allocable to any such separately assessed part(s) of the Project from Taxes under this Article 4. The term “Excluded Parcel(s)” as used herein shall mean those separately assessed part(s) of the Project during such period(s) of time when its or their, as the case may be, allocable share of Taxes is excluded from Taxes. During the period when Landlord elects not to include in Taxes that portion thereof allocable to any such separately assessed part(s) of the Project, for the purposes of calculating Tenant's Proportionate Share of Taxes as provided in Section 4.02 hereinbelow, the denominator shall not include that portion of the Rentable Area of the Project contained within the Excluded Parcel(s).

4.02 Tenant's Proportionate Share of Taxes. Commencing as of the date hereof and continuing throughout the Term, Tenant agrees to pay to Landlord as Additional Charges an amount equal to Tenant’s Proportionate Share of the Taxes.

4.03 Payment of Taxes. Landlord shall furnish to Tenant a written statement setting forth Landlord’s reasonable estimate of Tenant’s Proportionate Share of Taxes for the balance of the calendar year in which the date hereof occurs. During each calendar year thereafter Landlord shall furnish to Tenant a written statement setting forth Landlord’s reasonable estimate of Tenant’s Proportionate Share of Taxes for that calendar year. Tenant shall pay to Landlord on the first day of each month from and after the date hereof an amount equal to one-twelfth (1/12) of Landlord’s estimate of Tenant’s Proportionate Share of Taxes for that calendar year or partial calendar year, as the case may be. After Landlord pays the Taxes for a calendar year or partial calendar year Landlord shall furnish to Tenant a statement showing the total Taxes and computing Tenant’s Proportionate Share of such Taxes. If said statement shows that the sums paid by Tenant exceed Tenant’s Proportionate Share of Taxes, Landlord shall either refund to Tenant the amount of such excess or permit Tenant to credit the amount thereof against subsequent payments of Taxes under this Article 4. If such statement shows that the sums paid by Tenant were less than Tenant’s Proportionate Share of Taxes, Tenant shall pay the amount of such deficiency within twenty (20) days after demand therefor as an Additional Charge. Upon the expiration or earlier termination of this Lease (except for a termination resulting from Tenant’s default), Tenant’s Proportionate Share of Taxes shall be appropriately prorated to reflect Taxes which are due through the expiration or termination date. This provision shall survive the expiration or earlier termination of this Lease. Landlord shall have the right to use a twelve (12) month period other than a calendar year to calculate Tenant’s Proportionate Share of Taxes. Tenant’s Proportionate Share of Taxes shall be included in that figure set forth in Article 5.02 hereof.

4.04 Tax Refund. If Landlord shall receive a refund of any Taxes for a calendar year in which Tenant has already paid its Proportionate Share of such refunded Taxes, then Landlord shall pay to Tenant, Tenant’s Proportionate Share of the net refund, (after deducting from such refund the costs and expenses, including, but not limited to, appraisal, accounting and legal fees of obtaining the same, to the extent that such costs and expenses were not included in the Taxes for such calendar year), calculated in the same manner as Tenant’s Proportionate Share of Taxes was calculated for that calendar year. Tenant shall not institute any proceedings with respect to the assessed valuation of the Project or any part thereof or for a refund on any Taxes.

4.05 Additional Taxes. In addition to Tenant’s Proportionate Share of Taxes Tenant shall be responsible for and pay (i) before delinquency all taxes assessed or imposed during the Term against any occupancy interest or personal property of any kind which may be located within the Demised Premises, (ii) all sales taxes and any charge levy or excise on Base Annual Rent, Common Area Expenses, Additional Charges or any other sums due hereunder (except to the extent such sums shall already be paid as a portion of Tenant’s Taxes as provided for hereinabove).

ARTICLE 5
COMMON AREA EXPENSES

5.01 Definition of Common Area Expenses. The term “Common Area Expenses” shall mean all costs and expenses paid or incurred (if any) by Landlord or on Landlord’s behalf in respect of or by reason of the repair, replacement, remodeling, maintenance and operation of the Project, including without limitation, the following: (i) salaries, wages, and benefits and pension payments of employees employed within the Project (not above the grade of building manager); (ii) payroll taxes, workmen’s compensation, uniforms and related expenses for such employees; (iii) the cost of all charges for trash and garbage collection, electricity, water and all other utilities furnished to the Project (including, without limitation, the Common Areas) not separately metered to and/or paid for by Tenant; (iv) the cost of painting, caulking, waterproofing and weatherproofing the building(s) and parking garage structure(s) within the Project, together with the cost of restriping within the parking garage structure(s) and other portions of the Project; (v) the cost of all premiums for insurance and endorsements thereon including, but not limited to, fire and extended coverage, rents, liability and fidelity with regard to the Project; (vi) the cost of all supplies, tools, materials and equipment; (vii) the cost for window and other cleaning and janitorial services, including, without limitation, those services provided for in the “Cleaning Schedule” attached hereto as Exhibit “E” and incorporated herein by this reference, which may be modified by Landlord from time to time, as well as any security systems and services and any other services provided by Landlord; (viii) amounts incurred by Landlord and amounts charged to Landlord by contractors for labor, services, materials and supplies furnished in connection with the operation, maintenance, repair and replacement of any part of the Project, (ix) the cost of service contracts with independent contractors; (x) the costs, amortized based on a schedule prepared by Landlord, of any capital improvements to the Project and the cost of any machinery or equipment installed within the Project, which costs are not otherwise included in Common Area Expenses and which have the effect of reducing the expense which otherwise would be included in the Common Area Expenses; (xi) costs and expenses of painting, refurbishing, re-carpeting, redecorating and replacing any portion of the Common Areas of the Project; (xii) costs and expenses of landscape maintenance and replacement of flowers, shrubbery, trees and grass; (xiii) costs and expenses of repairs and replacements to the roof and structural parts of buildings and other improvements within the Project; (xiv) costs and expenses of repairing and replacing wearing surfaces, paved areas, ramps, streets, sidewalks and courtyards; (xv) costs and expenses of repairing and replacing benches, fountains, sculptures, seating areas, and other amenities; (xvi) reasonable and necessary professional fees except to the extent attributable to leasing of the Project, enforcement of leases against tenants and financing or sales of the Project; (xvii) any cost of repairing, or replacing, any damage caused by fire or other casualty which damage is not covered under any of Landlord’s insurance policies and which costs for repairing, or replacing, such damage shall also include deductibles (if any) under said insurance policies; (xviii) all other reasonable and necessary costs, expenses and charges properly allocable to the repair, replacement, operation and maintenance of the Project; (xix) all sales and other taxes, fees and other charges imposed on any item(s) included in Common Area Expenses; (xx) management fees as may be adjusted from time to time in Landlord’s commercially reasonable judgment whether or not such function is performed by an independent management company, other independent entity, or by Landlord, (xxi) the cost of operating, maintaining, repairing and replacing the central chiller system which furnishes cooled air to the Demised Premises and other parts of the Project, which costs shall include, without limitation, the costs and expenses to maintain, repair and replace chillers, air handlers, pipes and all other equipment, facilities and machinery associated with the chilled water air conditioning system, (xxii) the costs of operating the chilled water air conditioning system, including, but not limited to, costs and expenses of electricity and water used therefor, and (xxiii) the fair market rent of any space within the Project used as a management office for the Project. There shall also be included in Common Area Expenses the depreciation of any item which is included in Common Area Expenses as set forth in this Section 5.01.

5.02 Tenant’s Proportionate Share of Common Area Expenses and Taxes. Commencing as of the date hereof and continuing through December 31, 2007, Tenant agrees to pay to Landlord as an Additional Charge an amount equal to 3.47% of the total amount of the Common Area Expenses plus applicable sales tax. Commencing on January 1, 2008 and continuing throughout the term of this Lease, Tenant agrees to pay to Landlord as an Additional Charge an amount equal to Tenant’s Proportionate Share of the total amount of the Common Area Expenses plus applicable sales tax. Landlord may have heretofore elected to spread, and may hereafter elect to spread, the costs of any of the items of Common Area Expenses over such period of years as Landlord shall determine by amortizing them over such periods instead of including such costs entirely in the year in which expended or incurred, in which event, the annual amortization amount shall be deemed to be Common Area Expenses incurred during each year of the amortization period, notwithstanding that such costs may have been expended or incurred prior to the execution of this Lease. As of the date hereof, the Additional Charge for Tenant’s Proportionate Share of Common Area Expenses and Taxes is Nine and 50/100 Dollars ($9.50) per Rentable Square Foot. Notwithstanding anything contained herein to the contrary, Tenant’s Proportionate Share of Common Area Expenses shall not increase by greater than eight percent (8%), on a cumulative basis, from the previous year’s amount paid by Tenant with respect to “controllable expenses” only. For purposes of this Lease, the term “controllable expenses” shall mean all Common Area Expenses other than: (i) insurance premiums, (ii) Taxes, (iii) utility costs, (iv) the cost of replacing or repairing any damage caused by fire or other casualty which damage is not covered under any of Landlord’s insurance policies, and (v) any expense incurred by reason of strike, other labor trouble, governmental preemption of priorities or other controls or shortages of fuel, supplies, labor or materials, acts of God or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control.

5.03 Payment of Common Area Expenses. Landlord shall furnish to Tenant a written statement setting forth Landlord’s reasonable estimate of Tenant’s Proportionate Share of Common Area Expenses for the balance of the calendar year in which the date hereof occurs. During each calendar year thereafter, Landlord shall furnish to Tenant written statement setting forth Landlord’s reasonable estimate of Tenant’s Proportionate Share of Common Area Expenses for that calendar year. Tenant shall pay to Landlord on the first day of each month during the Term, an amount equal to one-twelfth (1/12) of Landlord’s estimate of Tenant’s Proportionate Share of Common Area Expenses for that calendar year or partial calendar year, as the case may be. After the end of each calendar year or partial calendar year, Landlord shall furnish to Tenant a statement (the “Actual CAE Statement”) setting forth the actual Common Area Expenses and computing Tenant’s Proportionate Share of such Common Area Expenses. If the Actual CAE Statement shows that the sums paid by Tenant exceed Tenant’s Proportionate Share of Common Area Expenses, Landlord shall at Landlord’s option either refund to Tenant the amount of such excess or permit Tenant to credit the amount thereof against subsequent payments of Common Area Expenses under this Article 5. If the Actual CAE Statement shows that the sums paid by Tenant were less than Tenant’s Proportionate Share of Common Area Expenses, Tenant shall pay the amount of such deficiency within twenty (20) days after demand therefor. Upon the expiration or earlier termination of this Lease (except for termination resulting from Tenant’s default), Tenant’s Proportionate Share of Common Area Expenses shall be appropriately prorated to reflect Common Area Expenses which are due through the expiration or termination date. This provision shall survive the expiration or earlier termination of this Lease. Landlord shall have the right to use a twelve (12) month period other than a calendar year to calculate Tenant’s Proportionate Share of Common Area Expenses.

5.04 Audit of Actual CAE Statement. For a period of ninety (90) days after Tenant’s receipt of the Actual CAE Statement, Tenant shall have the right to have a certified public accountant audit Landlord’s records pertaining to Common Area Expenses. Any overbilling discovered in the course of such audit shall be credited against subsequent payments of Common Area Expenses under this Article 5. If Tenant fails to elect to audit Landlord’s records pertaining to Common Area Expenses within such ninety (90) day period, such failure shall be deemed to be a waiver by Tenant with respect to such audit, and the Actual CAE Statement shall be binding.

ARTICLE 6
SECURITY DEPOSIT AND ADVANCE RENTAL

6.01 Security Deposit. Landlord acknowledges receipt from Tenant as of the date hereof of the sum of Sixty-Seven Thousand Twenty Nine and 45/100 Dollars ($67,029.45) to be held as security for the payment of Base Annual Rent, Common Area Expenses, Additional Charges and all other sums payable by Tenant under this Lease and for the faithful performance of all covenants of Tenant hereunder (hereinafter the “Security Deposit”). Provided that Tenant is not in default beyond any applicable grace or cure periods set forth herein, the Security Deposit, without interest, shall be refunded to Tenant at the expiration or earlier termination of the Term, further provided that Tenant shall have made all such payments and performed all such covenants. Upon any default by Tenant hereunder, all or part of such Security Deposit may, at Landlord’s sole option, be applied on account of such default, and thereafter Tenant shall promptly restore the resulting deficiency in such Security Deposit. Tenant hereby waives the benefit of any provision of law requiring the Security Deposit to be held in escrow or in trust, and such Security Deposit shall be deemed to be the property of Landlord and may be commingled with Landlord’s other funds. Tenant further waives the benefit of any provision of law requiring that interest be paid on the Security Deposit.

Landlord may deliver the Security Deposit to any purchaser of Landlord’s interest in the Demised Premises, in the event that such interest be sold, and thereupon Landlord shall be discharged from any further liability with respect to such Security Deposit and Tenant agrees to look solely to such purchaser for the return of such Security Deposit.

6.02 Advance Rental. As of the date hereof, Tenant shall pay to Landlord the sum equal to One Hundred Fourteen Thousand Three Hundred Twenty and 80/100 Dollars ($114,320.80), which sum represents the Base Annual Rent for the first (1st) and last months of the Term together with all Common Area Expenses and all other Additional Charges for the same period (“Advance Rental”), which Advance Rental shall be applied to the Base Annual Rent, Common Area Expenses and all other Additional Charges for the month of the Term in which the Rent Commencement Date occurs with any remaining Advance Rental to be applied to said expenses for the last month of the Term at the time such Advance Rental would have become due and owing under the Lease. Tenant shall, upon Landlord’s notice thereof, pay to Landlord any remaining sums due for said first and last months of the Term in the event that the amount of Advance Rental for such months is insufficient to meet all of Tenant’s obligations hereunder for said months. Tenant hereby waives the benefit of any provision of law requiring such Advance Rental to be held in escrow or in trust, and said Advance Rental shall be deemed to be the property of Landlord and may be commingled with Landlord’s other funds. Tenant further waives the benefit of any provision of law requiring that interest be paid on such Advance Rental. Notwithstanding the foregoing, in the event that Tenant is in default of any of the terms and provisions of this Lease beyond any applicable grace or cure period, then Landlord may apply the Advance Rental against any sums which may become due and owing as a result of said default.

6.03 Financial Statements. Tenant shall provide to Landlord, within ten (10) days following Landlord’s request therefor, a copy of its then most recent quarterly and annual audited financial statements (including, without limitation, any notes thereto).

ARTICLE 7
CONSTRUCTION OF PREMISES

7.01 Landlord’s Work. Landlord shall perform the work to be performed by Landlord as specified in Exhibit “C” annexed hereto and made a part hereof (hereinafter referred to as “Landlord’s Work”).

7.02 Tenant’s Plans. In the event that Tenant wishes to improve the Demised Premises beyond the scope of Landlord’s Work, then:

(a) Tenant agrees to engage the services of a registered architect and registered engineer, each licensed to do business in the State of Florida for the purpose of preparing the “Design Drawings” (as hereinafter defined in Section (2B) of Exhibit “D” attached hereto and made a part hereof) required of Tenant pursuant to the requirements of Exhibit “D.” Tenant agrees to furnish the Design Drawings and working drawings and specifications with respect to the Demised Premises and the improvements to be constructed and installed therein within the required time periods specified in Exhibit “D.” No material deviation, in Landlord’s reasonable judgment, from the final working drawings and specifications, following approval by Landlord, shall be made by Tenant without Landlord’s prior written consent, which consent shall be based upon Landlord’s commercially reasonable evaluation of Tenant’s Plans and Tenant’s obligations under this Lease.

(b) Landlord’s approval (which approval shall not be unreasonably withheld) of any Design Drawings, working drawings, specifications or other plans (hereinafter collectively referred to as “Tenant’s Plans”) shall:

(i) not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency or their compliance with any statutes, ordinances, rules, regulations, laws or codes of any applicable governing authority,

(ii) in no way be a representation or warranty by Landlord that such Tenant’s Plans are in compliance with any of the statutes, ordinances, rules, regulations, laws or codes of any applicable governing authority,

(iii) in no way be a representation or warranty by Landlord that it shall assist Tenant in obtaining, or that Tenant shall be able to obtain, any permits required to perform “Tenant’s Work” (as hereinafter defined in Paragraph (k) of Exhibit “G”), and

(iv) only be construed as Landlord’s acknowledgment that any Tenant’s Work proposed by Tenant’s Plans is in compliance with the terms and provisions of this Lease provided that such Tenant’s Work is completed in accordance with Tenant’s Plans and all other applicable provisions hereof.

7.03 Tenant’s Work.

(a) Other than Landlord’s Work pursuant to Section 7.01 herein, if desired, Tenant shall, at its sole cost and expense, commence all Tenant’s Work. Tenant shall enter the Demised Premises after the Delivery Date for the purpose of performing Tenant’s Work, provided that:

(i) all Tenant’s Work shall be conducted in such a manner as, and performed by such labor that, will not interfere with, impede or affect in any way Landlord’s Work, Landlord’s other construction activities at the Project, the construction activities of any tenant or other occupant within the Project, and/or any other work being performed in connection with the Project,

(ii) Tenant shall, at its own expense, remove from the Demised Premises and the Common Areas, on a daily basis, all trash which may accumulate in connection with Tenant’s Work activities and keep the Common Areas free of building material and equipment used in connection with Tenant’s Work,

(iii) Tenant shall perform all duties and obligations imposed by this Lease, including, but not limited to, those provisions relating to utilities, insurance and indemnification,

(iv) Tenant’s Work shall only be performed by those contractors and subcontractors approved by Landlord in writing, which approval shall not be unreasonably withheld, and

(v) in connection with Tenant’s Work, Tenant shall obtain, in addition to all required approvals from Landlord as set forth in this Lease, the approval of all governmental authorities having jurisdiction.

(b) If Tenant fails or omits to make timely submission to Landlord of any component of Tenant’s Plans or delays in submitting or supplying information or in giving authorizations or in performing or completing Tenant’s Work or in any manner delays or interferes with the performance of Landlord’s Work or any other work being performed at or in connection with the Project, Landlord, in addition to any other right or remedy it may have hereunder or at law or in equity, may pursue any one or more of the following remedies:

(i) Landlord may give Tenant at least ten (10) days written notice that if a specified failure, omission or delay is not cured by the date therein stated, this Lease, at Landlord’s option, shall be deemed cancelled and terminated without prejudice to Landlord’s other rights and remedies hereunder or available at law or in equity, including, without limitation, a suit for damages, and

(ii) Landlord may give written notice to Tenant (notwithstanding that such a notice is not otherwise required hereunder) that the Rent Commencement Date will be deemed to have commenced on the date, to be therein specified, when the same would have commenced if Tenant had timely complied with the provisions of this Lease in any way pertaining to the submission of Tenant’s Design Drawings, working drawings and specifications and the performance of Tenant’s Work.

(c) Tenant agrees to observe and comply with all of the obligations, standards, requirement, procedures, criteria and schedules set forth or referred to in Exhibit “D.”

(d) Notwithstanding anything to the contrary contained in this Section 7.03, Landlord shall not be responsible or liable to Tenant, its agents, servants, employees, licensees or contractors, or their respective agents, servants, employees, licensees or contractors, for any loss or damage to the property of such parties occurring during the Term.

(e) Landlord agrees to provide Tenant and its agents and professionals access to the Demised Premises from and after the date hereof, upon at least twenty-four (24) hours advanced notice to Landlord, for the sole purpose of taking measurements and for other design and/or construction related items, provided that any individual entering the Demised Premises shall be accompanied by a representative of Landlord. Tenant shall use such entry to confirm the square footage of the Demised Premises. The parties acknowledge and agree that the square footage shall be as set forth on the plans and specifications prepared by the architect engaged by Landlord.

7.04 Construction Liens. During the Term Tenant agrees to promptly pay the fees, costs, expenses and charges of all architects, engineers, designers, contractors, subcontractors, sub-subcontractors, laborers and materialmen (hereinafter collectively referred to as “Tenant’s Contractors”) performing services or labor or supplying material in connection with any Tenant’s Work or “Alterations” (as defined in Section 8.01 hereinbelow) within or to the Demised Premises so as to prevent the possibility of any construction lien being filed against the Demised Premises, the Project or any portion thereof. Notwithstanding the foregoing, should a construction lien or claim of lien be filed against the Demised Premises or the Project or any portion thereof by any entity or Tenant’s Contractors performing Tenant’s Work or any Alterations, then Tenant shall cause the same to be discharged by deposit, bonding, payment or otherwise within ten (10) days after the earlier to occur of (i) Tenant’s knowledge thereof, and (ii) demand therefor by Landlord. Furthermore, Tenant agrees to indemnify Landlord against any damage or loss incurred by Landlord as a result of the filing of any such construction lien or claim of lien. In the event Tenant fails to discharge such construction lien or claim of lien within said ten (10) day period, such failure shall be a material default hereunder, and Landlord may, at its option, pay and discharge such liens and claims of lien and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred in connection therewith, which expenses shall include, without limitation, any attorney’s fees, paralegal’s fees and any and all costs associated therewith including litigation through all trial and appellate levels and any costs in posting bond to effect discharge or release of the lien. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the Demised Premises, the Project or any portion thereof, to liability under the Construction Lien Law of the State of Florida as such law may now or may hereafter exist, it being expressly understood that the Demised Premises and the Project shall not be subject to such liability. Landlord hereby advises Tenant that pursuant to the provisions of Chapter 713, Florida Statutes, Tenant has the obligation to advise Tenant’s Contractors of the existence of this Section 7.04 of the Lease. If Tenant fails to so notify Tenant’s Contractors, it may render Tenant’s contract(s) with such Tenant’s Contractors voidable at the option of said Tenant’s Contractors. The provisions of this Section 7.04. shall survive the expiration or earlier termination of this Lease.

7.05 Tenant Improvement Allowance. Landlord shall provide to Tenant a construction allowance not to exceed Ten Dollars per rentable square foot of the Demised Premises or One Hundred Forty-One Thousand Eight Hundred Seventy and No/100 Dollars ($141,870.00) (the “Construction Allowance”) to be applied toward the total construction costs of Tenant’s improvements to the second floor of the Demised Premises and/or for the cost of the generator that Tenant is intending to install pursuant to Article 8.01(h) hereof. Tenant shall be responsible for any and all costs of construction in excess of the Construction Allowance. The Construction Allowance shall not be disbursed to Tenant in cash, but shall be paid by Landlord directly to the contractor upon receipt of an invoice for such work. To the extent that the Tenant fails to use the entire Construction Allowance to complete its improvements to the second floor of the Demised Premises, Landlord shall credit such excess to Tenant’s payments of Base Annual Rent until such Construction Allowance is exhausted. In the event Tenant fails to use the Construction Allowance within one (1) year from the Commencement Date, Landlord, at its option, may apply any unused portion of the Construction Allowance toward the Base Annual Rent due hereunder.

7.06 Landlord Administrative Fee. In the event Tenant engages Landlord to construct any improvements on behalf of Tenant, Tenant agrees that it shall pay Landlord a construction management fee in an amount equal to five percent (5%) of the total cost of any such work performed on behalf of Tenant. Such total costs (as such term is used in this paragraph) shall include, without limitation, the costs of labor and materials.

ARTICLE 8
ALTERATIONS

8.01 Tenant’s Alterations.

(a) Tenant agrees that it will not make any material (in Landlord’s reasonable opinion) alterations, improvements, or additions in or about the Demised Premises without first obtaining in each instance the written consent of Landlord, which consent shall be in Landlord’s sole and absolute discretion. Any such work performed without the consent of Landlord shall be removed promptly by Tenant at Tenant’s sole cost and expense upon Landlord’s demand therefor. Any alterations, improvements, or additions to be performed by Tenant, when approved by Landlord in writing prior to the commencement of such work, shall be deemed “Alterations.”

(b) Prior to the performance of any Alterations, Tenant shall prepare plans and specifications, at its sole cost and expense, in the same manner, and subject to the same limitations, as is required for the preparation of Tenant’s Plans, and shall hereinafter be referred to as “Alterations Plans.” Tenant shall submit its proposed plans to Landlord for Landlord’s approval, which approval shall be subject to Landlord’s sole and absolute discretion.

(c) All Alterations shall be performed by Tenant at Tenant’s sole cost and expense, without any contribution therefor from Landlord, and in strict accordance with the Alterations Plans.

(d) Notwithstanding anything contained herein to the contrary, Tenant shall under no circumstances perform any alterations, improvements, decorations, or additions to the Demised Premises which in any manner affect (i) the exterior or the structural integrity of the building of which the Demised Premises forms a part (the “Building”); or (ii) the exterior appearance of the Building; or (iii) the strength of the Building.

(e) In the event that any Alterations involve modifications or changes in or to the mechanical, plumbing, electrical, sanitary, heating, ventilating, air conditioning, sprinkler, fire detection or other systems of the Building, then such modifications or changes shall be performed only by those contractor(s) designated by Landlord.

(f) All Alterations shall be performed in such manner as to not unreasonably interfere with, delay or impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Project; and if any such additional expense is incurred by Landlord, Tenant shall pay the same to Landlord as an Additional Charge upon demand therefor.

(g) Prior to the performance of any Alterations by any party or contractor, such party or contractor shall provide to Landlord written evidence that such party or contractor meets all of the insurance requirements set forth in Exhibit “D” regarding Tenant’s Work.

(h) Notwithstanding anything to the contrary contained herein, Landlord shall permit Tenant to install a permanent power generator within the Building in which the Demised Premises are located in anticipation of an extended power outage from hurricanes or other predictable natural phenomenon. Prior to the placement of such generator, Tenant shall submit to Landlord, for Landlord’s prior written approval, the specifications of the generator and the proposed placement of same, which Landlord’s approval may be withheld in its sole and absolute discretion. Tenant shall indemnify, protect, defend, and hold Landlord, Landlord’s, directors, officers and shareholders harmless from and against any and all claims, demands, fines, judgments, damages, costs, losses, liabilities, and penalties (including sums paid in settlement of claims) and including, without limitation, reasonable attorneys’ fees at all trial and appellate levels and post judgment proceedings, and reasonable consultant’s and reasonable expert fees arising from or out of the use, placement and storage of any emergency power generators.

ARTICLE 9
USE

9.01 Permitted Use. Tenant shall use the Demised Premises for the “Permitted Use.” The term “Permitted Use” as used herein shall strictly mean the following use or purpose, subject to the restrictions set forth in this Article 9: general office use, and for no other purpose. The Demised Premises shall not be used (i) for any illegal purpose or in violation of any regulation of any applicable governmental authority, (ii) in any manner to create a nuisance or trespass, and (iii) for any purpose which shall violate the exclusive rights of any other tenant of the Project, or cause Landlord to be in violation of any lease between Landlord and any other tenant of the Project. Tenant agrees to comply with all governmental rules, regulations, decrees and requirements applicable to the use and occupancy of the Demised Premises. Tenant shall not do or permit anything to be done in or about the Demised Premises which will conflict with or interfere with the rights of other tenants in the Project. If Tenant receives notice of any claim of violation of any law, rule or regulation applicable to the Demised Premises, Tenant shall give prompt notice thereof to Landlord and simultaneously commence to comply with such law, rule or regulation. Tenant’s use of the Demised Premises shall in all respects be consistent with the operation of a first class office building.

ARTICLE 10
ASSIGNMENT AND SUBLETTING

10.01 Assignment and Subletting. Tenant shall not voluntarily, involuntarily, or by operation of law, assign, transfer, pledge, mortgage, hypothecate, or otherwise encumber (herein collectively referred to as an “Assignment”) this Lease or any interest of Tenant herein, in whole or in part, nor sublet the whole or any part of the Demised Premises nor grant any license for any use therein without first obtaining in each and every instance the prior written consent of Landlord which consent shall not be unreasonably withheld. Any consent by Landlord to an Assignment, subletting, use or occupancy by others shall be held to apply only to the specific transaction thereby authorized and shall not constitute a waiver of the necessity for such Landlord’s consent to any subsequent Assignment, subletting, use or occupancy by others. If Tenant causes this Lease or any interest herein to be assigned or if the Demised Premises or any part thereof be sublet, used or occupied by anyone other than Tenant without Landlord’s prior written consent having been obtained in advance thereof and in accordance with the provisions hereof, then Landlord in addition to any other right or remedy it may have hereunder or at law or in equity may in its sole and absolute discretion collect sums due Landlord hereunder from the assignee, sublessee, licensee, user or occupant and apply the net amount collected to the rents herein reserved including, but not limited to, Base Annual Rent and Additional Charges, but no such assignment, subletting, use, licensing, occupancy or collection shall be deemed a waiver of the covenant herein against Assignment, subletting, use or occupancy by others, or the acceptance of the assignee, subtenant, user, licensee or occupant as Tenant hereunder, or constitute a release of Tenant from the further performance by Tenant of any of the terms and provisions of this Lease.

(a) In no event under this Lease, including, but not limited to, any sublet, assignment, or other transfer of this Lease by Tenant, whether consented to by Landlord, or otherwise, shall Tenant ever be released from any of its obligations under this Lease, or the full performance of all obligations under this Lease.

(b) In the event Tenant is a corporation or a general partnership, any dissolution, merger, consolidation or other reorganization of such corporation or any pledge of or any sale or other transfer of a “Controlling Percentage” (as hereinafter defined) of the corporate stock of Tenant or interest in the general partnership (whether in a single transaction or cumulatively) shall constitute an assignment of this Lease for all purposes of this Article 10. The term “Controlling Percentage,” as used herein, shall mean the ownership of stock (or interest in the general partnership) possessing, or having the right to exercise, at least fifty-one percent (51%) of the total combined voting power (of the interest in the general partnership) of all classes of stock of such corporation, issued, outstanding and entitled to vote for the election of directors, whether such ownership be direct ownership or indirect ownership, through ownership of stock of another corporation. This Section 10.01(d) shall not apply whenever Tenant is a corporation, the outstanding voting stock of which is listed on a nationally recognized securities exchange.

(c) If Tenant is a limited partnership and if at any time during the Term, the person or persons who at the time of the execution of this Lease owns or own the general partners’ interest thereof, cease to own such general partners’ interest thereof, such cessation of ownership shall constitute an assignment of this Lease for all purposes of this Article 10 (except as a result of transfers by bequests or inheritance).

(d) No assignment, subletting or any other transfer of any portion or all of Tenant’s interest under this Lease shall ever operate to release Tenant of any of its obligations or liabilities hereunder.

ARTICLE 11
LANDLORD’S AND TENANT’S PROPERTY

11.01 Landlord’s and Tenant’s Property.

(a) Tenant hereby acknowledges and agrees that any and all fixtures or other improvements attached to or affixed to the Demised Premises, whether or not such fixtures or other improvements were (i) affixed or installed by either Landlord or Tenant, (ii) paid for by either Landlord or Tenant and regardless of the payment method, performed during the Term, (iii) part of Tenant’s Work, and (iv) part of any Alteration, shall be and remain the property of Landlord unless:

(i) Landlord notifies Tenant in writing that any such improvements must be removed from the Demised Premises prior to the expiration or earlier termination of the Lease, in which event Tenant shall remove such improvements from the Demised Premises at its sole cost and expense, or

(ii) otherwise provided for in Section 11.01(b) hereinbelow.

(b) All removable trade fixtures, furniture, business and office machinery which are installed in the Demised Premises by Tenant without expense to Landlord and which can be removed without damage to the building (hereinafter collectively referred to as “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term, provided that (i) Tenant is not then in default hereunder, (ii) such removal, if done prior to the expiration or earlier termination of the Lease, is done in the ordinary course of Tenant’s business and is not done or accomplished in conjunction with an abandonment or vacation of the Demised Premises, and (iii) such property is not the subject of any Landlord’s lien as provided in Section 11.02 below. For the purposes hereof, in no event shall Tenant’s Property include, among other things, any carpeting, heating, ventilating, air conditioning, lighting or plumbing fixtures or equipment or any other fixtures, equipment, improvements or appurtenances which are deemed the property of Landlord pursuant to Section 11.01(a).

(c) Provided that Tenant is not in default of any term or provision of this Lease, upon the expiration or earlier termination of the Term, Tenant, at its expense, shall remove from the Demised Premises all of Tenant’s Property, and Tenant shall repair any damage to the Demised Premises or the Project resulting from any installation and/or removal of Tenant’s Property. In the event that any such damage is not repaired, Tenant shall pay to Landlord as an Additional Charge, upon demand, the cost of repairing any damage to the Demised Premises and to the Project resulting from the installation or removal of Tenant’s Property. Any Tenant’s Property not removed by Tenant at or prior to the expiration or earlier termination of this Lease shall be and become the property of Landlord (without any obligation of Landlord to pay compensation for such property).

11.02 Landlord’s Lien. Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Demised Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent, Base Annual Rent, Additional Charges and other sums agreed to be paid by Tenant herein. The provisions of this Section 11.02 relating to such lien and security interest shall constitute a security agreement under and subject to the Uniform Commercial Code of the State of Florida, so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Demised Premises, in addition to and cumulative of the Landlord’s liens and rights provided by law or by the other terms and provisions of this Lease. Tenant agrees to execute as debtor such financing statement or statements and such other documents as Landlord may now or hereafter request in order to perfect or further protect Landlord’s security interest. Notwithstanding the above, Landlord shall neither make any claim upon or withhold Tenant’s business records.

The provisions of this Article 11 shall survive the expiration or earlier termination of this Lease.

ARTICLE 12
REPAIRS AND MAINTENANCE BY TENANT

12.01 Repairs and Maintenance.

(a) Tenant shall at Tenant’s sole cost and expense keep and maintain the Demised Premises in good order, condition and repair, making all non-structural, repairs and replacements therein, including, without limitation, all scratched, damaged or broken doors and glass in the lobby area and in and about the Demised Premises. The provisions of this Section 12.01(a) shall not apply to any “Systems” (as hereinafter defined) located within the Demised Premises as described in Section 12.01(c) hereinbelow.

(b) Landlord shall have the right, in its sole and absolute discretion, to elect to perform any and/or all repairs and maintenance as provided in Section 12.01(a) hereinabove in which event all costs and expenses incurred by Landlord with respect thereto shall be paid by Tenant to Landlord as an Additional Charge within ten (10) days after Tenant is billed therefor. The performance by Landlord of any portion of the repair and maintenance obligations of Tenant provided for in Section 12.01(a) shall in no way relieve Tenant of its obligation to perform any of its repair and maintenance obligations not performed by Landlord.

(c) Landlord shall perform all new installations, maintenance, repairs and replacements to the mechanical, plumbing, electrical, sanitary, heating, ventilating, air conditioning, sprinkler, fire detection and other systems of the Project (herein collectively called the “Systems”). The costs and expenses incurred by Landlord pursuant to this Section 12.01(c) shall be deemed either (i) Common Area Expenses pursuant to Section 5.01 hereof, or (ii) the sole expense of Tenant in the event that such maintenance, repairs and replacements are required in order for Tenant to receive a certificate of occupancy for the Demised Premises (the completion of which shall in no event excuse the timely performance of any obligation of Tenant under this Lease) or in the event that such work is required as a result of Tenant’s actions or failure to act; which expense shall be considered as an Additional Charge hereunder separate and apart from any other cost or expense due under this Lease, and shall be payable within ten (10) days following written demand therefor from Landlord.

(d) Tenant shall immediately notify Landlord of all maintenance, repairs and replacements to be performed as required pursuant to Sections 12.01(a), (b) and (c) hereinabove.

(i) In addition, Tenant shall pay to Landlord as an Additional Charge within ten (10) days after Tenant is billed therefor, the costs and expenses of all repairs and replacements, in and to the Project (including the Demised Premises) and the facilities and systems thereof, the need for which arises out of (i) the performance or existence of Tenant’s Work or Alterations, (ii) the installation, use or operation of Tenant’s equipment, fixtures and other personal property in the Demised Premises, (iii) the moving of Tenant’s equipment, fixtures and other personal property in or out of the building within which the Demised Premises is located, or (iv) the act, omission, misuse, or neglect of Tenant or any of its subtenants, assignees, licensees or its or their employees, agents, contractors, or invitees.

(ii) Tenant shall not overload the electrical wiring serving the Demised Premises or within the Demised Premises, and provided Landlord gives its prior written consent therefor, Landlord will install at Tenant’s sole cost and expense, any additional electrical wiring which may be required in connection with Tenant’s operation of its business at the Demised Premises.

ARTICLE 13
COMPLIANCE

13.01 Compliance.

(a) Tenant shall, at Tenant’s sole cost and expense, comply with all (i) present and future laws, rules, requirements, ordinances, orders, directions, and regulations (hereinafter collectively called the “Rules”) of any state, municipal, or other governmental, or lawful authority, including, without limitation, those Rules affecting the Demised Premises, or appurtenances thereto, and (ii) requirements of the applicable Board of Fire Underwriters and/or of any body exercising similar functions and of all insurance companies writing policies covering the Project or any portion thereof.

(b) Tenant agrees that it shall not do or commit, or suffer to be done or committed anywhere in the Project, any act or occurrence contrary to any of the Rules.

(c) Tenant shall promptly pay all costs, expenses, fines, penalties and damages which may be imposed upon Tenant or Landlord by reason of Tenant’s failure to comply with the provisions of this Article 13 and if any of such costs, expenses, fines, penalties, or damages is paid by Landlord, then Tenant shall promptly upon demand, reimburse Landlord therefor such reimbursement to be considered an Additional Charge hereunder.

13.02 Hazardous Materials.

(a) For purposes of this Lease “Hazardous Materials” means any toxic substances, explosives, radioactive materials, petroleum products, hazardous wastes, or hazardous substances, including without limitation substances defined as “hazardous substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, “Hazardous Materials Laws”).

(b) Tenant covenants and agrees not to dispose of or discharge, store, handle or use any Hazardous Materials on, in, or about the Demised Premises or the Project. Tenant will properly store and handle any Hazardous Materials Tenant is legally permitted to bring into the Demised Premises. Tenant will only bring into the Demised Premises such Hazardous Materials as are necessary for Tenant to carry on its Permitted Use and then only to the extent in compliance with all of the laws, codes and regulations of any applicable governing authority. If Tenant, its agents, employees or Tenant’s Contractors dispose of or discharge any Hazardous Materials on, in or about the Demised Premises or the Project, Landlord will have the right (but not the obligation) to cure such default (at Tenant’s sole cost and expense), including the repair of the Demised Premises or the Project. The amount so paid by Landlord, together with any reasonable attorneys’ fees incurred by Landlord, shall be immediately due from Tenant to Landlord as an Additional Charge. Tenant shall indemnify, protect, defend, and hold Landlord, Landlords’, directors, officers and shareholders harmless from and against any and all claims, demands, fines, judgments, damages, costs, losses, liabilities, and penalties (including sums paid in settlement of claims) and including, without limitation, reasonable attorneys’ fees at all trial and appellate levels and post judgment proceedings, and reasonable consultant’s and reasonable expert fees arising from or out of any violation within the Project by Tenant, its agents or employees of any local, state or federal environmental law, regulation, ordinance or administrative or judicial order relating to any Hazardous Materials.

13.03 Mold. Mold is a naturally occurring substance.  Mold is found both indoors and outdoors. The presence of mold may cause property damage or health problems. Landlord shall not be liable for any loss, damage or personal injury suffered by Tenant, or any of Tenant’s officers, directors, employees, or invitees, due to the presence of mold in or around the Project unless caused by Landlord’s willful intent or gross negligence. Tenant acknowledges that it shall be Tenant’s responsibility to undertake necessary measures to retard and prevent mold from accumulating within the Demised Premises, including, but not limited to, the following: (i) maintaining appropriate climate control within the Demised Premises; (ii) maintaining the cleanliness of the Demised Premises; (iii) removing visible moisture accumulations on windows, window sills, walls, floors, ceilings and other surfaces as soon as reasonably possible; and (iv) not blocking or covering any heating, ventilating or air conditioning ducts within the Demised Premises. Tenant shall report immediately in writing to Landlord any evidence of mold or of a water leak or excessive moisture within the Demised Premises, or the Project, of which Tenant becomes aware. Should Tenant desire a mold inspection or additional information about mold, Tenant should contact a professional in this field.

ARTICLE 14
PARKING AND PUBLIC PARKING

14.01 Parking. Tenant shall have the non-exclusive use, in common with other tenants and guests of the Project, to park vehicles in the surface parking lot within the Project. Landlord shall make available up to one hundred (100) surface parking spaces for Tenant’s employees. Tenant shall have the option to lease up to six (6) covered, reserved parking spaces in the parking garage at the rate of Sixty and No/100 Dollars (60.00) per month, plus applicable sales tax. Landlord shall have the right, in its sole and arbitrary discretion, to designate, from time to time as the case may be, where Tenant may park its cars or allow the parking of the cars of Tenant’s invitees within any other parking area at the Project.

14.02 Valet or Other Parking. Landlord may make available valet or other parking on an hourly or other fee basis within the parking garage structure at the Project and/or within other parking areas located at the Project. All revenues received by Landlord arising out of or by reason of such parking operations shall be and remain the sole property of Landlord and shall only be credited against or deducted from Common Area Expenses to the extent any costs or expenses for such services are charged to Tenant as a Common Area Expense.

ARTICLE 15
LANDLORD’S SERVICES

15.01 Landlord’s Services. So long as Tenant is not in default under any of the provisions of this Lease, Landlord shall (i) provide elevator service on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m. and have an elevator subject to call at all other times; (ii) furnish heat to the Demised Premises, when necessary, on business days from 7 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (iii) furnish air conditioning to the Demised Premises, when necessary, on business days from 8 a.m. to 6 p.m. and on Saturdays 8 a.m. to 1 p.m.; (iv) furnish a directory in the lobby of the West Tower which directory shall list Tenant's name thereon, as Tenant’s name appears herein; and (v) install signage as described on Exhibit “C-1” attached hereto. Landlord may adopt any name for the Project, or each building therein, and reserves the right to change the name and/or address of either the Project or each building therein at any time, and from time to time.

15.02 Extra Refuse. If, in Landlord’s reasonable judgment, Tenant shall require removal of refuse and rubbish from the Demised Premises in an amount greater than that customarily generated by businesses similar to the Permitted Use, the cost of removal of said refuse and rubbish shall be paid by Tenant to Landlord as an Additional Charge, upon demand therefor.

15.03 Failure of Services. Unless due to Landlord’s gross negligence, Landlord shall not be liable in damages or otherwise for any interruption in the supply of or failure to provide air conditioning, heating, elevator, plumbing, electric, cleaning or any other service or utility to the Demised Premises nor shall any such interruption or failure constitute a ground for an abatement of any sum payable by Tenant hereunder, whether at the time of such interruption or failure, such utilities or services are being supplied by Landlord or others. Tenant shall not at any time over burden or exceed the capacity of the mains, ducts, feeders, conduits or other facilities by which the utilities are supplied to, distributed in or serve the Demised Premises. Except as specifically permitted herein, Tenant shall not install any equipment which shall require additional utility facilities or utility facilities of a greater capacity than the facilities to be provided by Landlord.

15.04 Extra Services. If Tenant shall require the use of the air conditioning, heating or ventilating service furnished by Landlord to the Demised Premises for any periods of time other than the hours hereinabove provided for such service (i) Tenant shall pay to Landlord within ten (10) days after Landlord’s invoice thereof, as an Additional Charge hereunder, a special overtime service charge equal to Landlord’s then established charges therefor (which is currently $25 per hour), and (ii) Landlord shall, upon Tenant’s request received by Landlord and the Project’s energy management system, use its reasonable efforts to furnish the requested service or services to the Demised Premises.

ARTICLE 16
INSURANCE

16.01 Insurance.

(a) Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy issued with respect to the Project or any portion thereof and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises which would (i) subject Landlord to any liability or responsibility for bodily injury, personal injury or death or property damage; (ii) increase any insurance rate in respect of the Project or any portion thereof over the rate which would otherwise then be in effect; (iii) result in an insurance company refusing to insure the Project or any portion thereof in amounts satisfactory to Landlord; or (iv) result in the cancellation of or the assertion of any defense by the insurer(s) in whole or in part, to claims under any policy of insurance with respect to the Project or any portion thereof.

(b) Tenant, at its expense, shall maintain at all times during the Term the following (“Tenant’s Insurance”):

(i) Commercial General Liability Insurance insuring against any and all claims for bodily injury, personal injury, damage and destruction to persons or property or for the loss of life occurring in, on, or about the Demised Premises, or the Project, or any portion thereof, arising out of the use, maintenance, act, negligence, omission, nonfeasance, or malfeasance of Tenant, its employees, agents, officers, Tenant’s Contractors, customers, licensees and invitees. Such insurance shall be carried in a minimum amount of not less than Two Million and 00/100 Dollars ($2,000,000.00) for bodily injury, personal injury or death to any one person and Three Million and 00/100 Dollars ($3,000,000.00) for bodily injury, personal injury or death to any number of persons in any one occurrence.

(ii) All-Risk property insurance for property damage, or destruction, including, without limitation, Tenant’s Property for full replacement value. Such policy shall contain an agreed amount endorsement in lieu of a co-insurance clause.

(iii) Workers’ Compensation insurance as required, and to at least the minimum limits established by state law.

(iv) Any other form or forms of insurance or increased amounts of insurance of insurance as Landlord or any mortgagees of Landlord may deem necessary from time to time.

(c) All Tenant’s Insurance policies shall from an insurance company that carries a financial rating of not less than “A,” and financial size category of “X” as designated by the A.M. Best Company’s rating system in their most current report. Further, all commercial general liability, and all-risk property policies, maintained by Tenant shall be written as primary policies, not contributing with, and not supplemental to, the coverage that Landlord may carry.

(d) Landlord and the managing agent designated from time to time by Landlord (hereinafter the “Managing Agent”), which Managing Agent is presently Merin, Hunter, Codman, Inc., and any other parties designated by Landlord, including, without limitation, Landlord’s wholly owned subsidiaries, agents, and mortgagees, shall each be named as an additional insured under any such policies. Tenant shall deliver to Landlord and any additional named insured, fully-paid for policies or certificates of insurance, in form satisfactory to Landlord, issued by the insurance company or its authorized agent, within ten (10) days after the Delivery Date or five (5) days before the Rent Commencement Date, whichever date shall first occur. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof and deliver to Landlord such renewal policy at least thirty (30) days prior to the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility, licensed to do business in the State of Florida, and all such policies shall contain a provision whereby the same cannot be canceled, terminated or modified unless Landlord and all additional insured party(ies) are given at least twenty (20) days’ prior written notice of such cancellation, termination or modification.

(e) Tenant, at its expense, shall also maintain at all times during the Term, all-risk fire insurance with broad form extended coverage endorsements, including but not limited to, vandalism, malicious mischief, sprinkler leakage, plate and other glass coverage covering all of Tenant’s stock in trade, if any, furniture, furnishings, equipment, signs, Tenant’s Property and other personal property, to the extent of one hundred percent (100%) of their replacement costs, without co-insurance. Tenant shall secure an appropriate clause in, or an endorsement upon, such insurance policy, pursuant to which the insurance company waives subrogation or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy. The waiver of subrogation or permission for waiver for any claim shall extend to Landlord and its agents, employees, any Managing Agent, and all additional insured parties. Tenant hereby releases Landlord, and its agents and employees, any managing agent, and all additional insured parties with respect to any claim (including, but not limited to any claim for negligence) which it might otherwise have against Landlord, or its agents or employees, any managing agent, or any additional insured party(ies) for loss, damage or destruction with respect to the Demised Premises, Tenant’s property, or the Project or any property therein by fire or other casualty (including rental value of business interest as the case may be).

(f) If, by reason of any failure of Tenant to comply with any provision of this Lease, the premiums on Landlord’s insurance on the Project or any portion thereof shall be higher than they otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of such premiums attributable to such failure on the part of Tenant which reimbursement shall be considered an Additional Charge hereunder.

(g) In addition to the insurance to be maintained pursuant to this Article 16, Tenant shall also during the Term, maintain in full force and effect a contractual liability endorsement to its commercial general liability insurance policy, which endorsement covers Tenant’s indemnity set forth in Article 17.

(h) Landlord, its agents and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 16 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant’s sole expense. In the event of a loss sustained by a party which would have been covered by the insurance required to be maintained by said party under the terms of this Lease, then, for purposes of this Article 16, such party shall be deemed to have been fully insured with respect to the same and to have recovered the entire amount of its loss.

ARTICLE 17
INDEMNIFICATION AND WAIVER OF CLAIM

17.01 (a) Tenant’s Indemnification. Tenant hereby indemnifies and holds Landlord and the Managing Agent harmless from and against any and all claims, actions, damages, liability and expense (including, but not limited to, attorneys’ fees, paralegals’ fees, litigation costs through all trial and appellate levels and any costs and disbursements related thereto) in connection with the loss of life, bodily injury, personal injury or damage to property or business arising from, related to, or in connection with the occupancy or use by Tenant, Tenant’s Contractors, employees, representatives, assignees, subtenants, licensees or concessionaires of the Demised Premises or any part of the Project or occasioned wholly or in part by any act or omission of Tenant, Tenant’s Contractors, employees, representatives, assignees, subtenants, licensees, or concessionaires, or the respective customers, invitees, agents, servants or employees thereof. The provisions of this Article 17 shall survive the expiration of the Term or earlier termination of this Lease.

(b) Landlord’s Indemnification. Landlord hereby indemnifies and holds Tenant harmless from and against any and all claims, actions, damages, liability and expense (including, but not limited to, attorneys’ fees, paralegals’ fees, litigation costs through all trial and appellate levels and any costs and disbursements related thereto) in connection with the loss of life, bodily injury, personal injury or damage to property or business arising from, related to, or in connection with the occupancy or use by Landlord, Landlord’s contractors, employees, representatives, assignees, subtenants, licensees or concessionaires of the Building or any part of the Project or occasioned wholly or in part by any grossly negligent act or omission of Landlord, Landlord’s contractors, employees, representatives, assignees, subtenants, licensees, or concessionaires, or the respective customers, invitees, agents, servants or employees thereof. The provisions of this Article 17 shall survive the expiration of the Term or earlier termination of this Lease.

17.02 Waiver of Claim. Except as expressly provided herein, Landlord and Landlord’s agents, employees, managing agent, if any, and contractors shall not be liable for, and Tenant hereby releases all claims for, loss of life, bodily injury, personal injury or damage to property or business sustained by Tenant or any person claiming through Tenant resulting from any fire, accident, occurrence or condition in or upon the Project or any part thereof (including, without limitation, the Demised Premises and the building of which the same is a part), including, but not limited to, such claims for loss of life, bodily injury, personal injury or damage resulting from (i) any defect in or failure of plumbing, heating or air conditioning equipment, electrical wiring or installation thereof, gas, steam and water pipes, stairs, porches, elevators, fountains, mezzanines, railings, skywalks, terraces or walks; (ii) any equipment or appurtenances becoming out of repair; (iii) the bursting, exploding, leaking or running of any tank, vessel, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Project; (iv) the backing up of any sewer pipe; (v) the escape of steam, condenser water, chilled water, or hot water; (vi) water or rain, windblown or otherwise, being upon or coming through the roof, walls, windows or any other place; (vii) the falling of any fixture, plaster, sheetrock, tile or stucco; (viii) broken glass; (ix) any act or omission of other tenants or other occupants of the Project; and (x) any act or omission, including negligent acts or omissions, of Landlord, its principals, agents, servants, managing agents, if any, and employees whether occurring on, prior to, or subsequent to the date hereof.

ARTICLE 18
UTILITIES

18.01 Utilities at the Demised Premises. Tenant shall promptly pay the appropriate utility company or authority the amount of any and all bills rendered for all utilities which are separately metered to the Demised Premises.

ARTICLE 19
RULES AND REGULATIONS

19.01 Rules and Regulations.

(a) Tenant agrees to observe, comply with and be bound by the Rules and Regulations set forth on Exhibit “F,” annexed hereto and made a part hereof. Landlord reserves the right from time to time to adopt and promulgate additional rules and regulations and modifications of and amendments to the Rules and Regulations set forth in Exhibit “F.” Notice of such new rules and regulations and of any modifications and amendments to the existing or new rules and regulations shall be given to Tenant and Tenant agrees to comply with and observe all such rules and regulations.

(b) Landlord agrees that all Rules and Regulations now existing or hereafter enacted shall, to the extent reasonably practicable, be uniformly enforced and applied with respect to other tenants of the Project.

ARTICLE 20
SUBORDINATION; ATTORNMENT

20.01 Subordination and Attornment.

(a) This Lease is subject and subordinate to all present and future ground or underlying leases of the Project any portion thereof and Landlord’s interest therein and to the lien of any mortgages or trust deeds, now and hereafter in force against the Project or any portion thereof or Landlord’s interest therein, and to all renewals, extensions, modifications, consolidation and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds. Tenant shall at Landlord’s request execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.

(b) In the event of the sale, transfer or assignment of Landlord’s interest in all or any portion of the Project, Tenant shall attorn to the respective transferee, assignee or purchaser and recognize such party as Landlord under this Lease. In the event any mortgagee or ground lessor shall succeed to the right of Landlord, then on the request of such party succeeding to Landlord’s right (“Successor Landlord”) and upon such Successor Landlord’s agreement to accept Tenant’s attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant on the same terms and conditions, except that the Successor Landlord will not be: (i) liable for any previous act or omission of Landlord or its predecessors in interest; (ii) responsible for any monies owing by Landlord to the credit of Tenant; (iii) subject to any credit, offset, claims, counterclaims, demands or defenses which Tenant may have against Landlord or its predecessors in interest; (iv) bound by any payment of Advance Rental, Base Annual Rent, Common Area Expenses, or Additional Charges which Tenant shall have made more than one (1) month in advance; (v) bound by any covenants or undertakings to complete construction of the Demised Premises; (vi) required to account for any security deposit other than the Security Deposit actually delivered to the Successor Landlord; (vii) bound by any obligation to make payment to Tenant or subject to any credit, except for services, repairs, maintenance and restorations provided under this Lease to be performed after the date of attornment and which landlords of first-class office buildings similar to the Project and located in the Palm Beach Gardens metropolitan area perform in their commercially reasonable judgment at their expense; or (viii) bound by any modification of this Lease made without the consent of the Successor Landlord.

(c) Notwithstanding the foregoing, Tenant’s agreement to subordinate this Lease is subject to the express condition that so long as Tenant shall be current and in good standing in its obligations under this Lease, such mortgagees shall recognize Tenant and its rights under this Lease. Tenant agrees that it will execute: (i) a legally binding document with a mortgagee, in form acceptable to Landlord in its commercially reasonable judgment, confirming the provisions of this Section 20.01, and (ii) a subordination and non-disturbance agreement with any mortgagee in substantially the form required by such mortgagee. In the event Tenant, within ten (10) days after submission of any instrument contemplated by this Section 20.01(c), fails to execute the same, Landlord, in addition to any other remedy Landlord may have hereunder, in law or in equity for a default hereunder, is hereby authorized to execute the same as attorney-in-fact for Tenant.

ARTICLE 21
DAMAGE OR DESTRUCTION

21.01 Damage or Destruction.

(a) Tenant shall give prompt notice to Landlord of (i) any accident or similar occurrence, fire, or other casualty in the Demised Premises, (ii) any damage to or defect in the Demised Premises, and (iii) any damage to or defect in any part of the sanitary, electrical, heating, ventilating, air conditioning, elevator or other systems located in or passing through the Demised Premises or any part thereof.

(b) If the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as hereinafter provided), then Landlord shall restore and rebuild the Demised Premises to the extent as provided in Exhibit “C” and Tenant shall, at Tenant’s expense, perform all work necessary to restore the Demised Premises to its condition prior to such damage or destruction. All restoration and rebuilding by Landlord shall be done with reasonable dispatch after the occurrence of such damage or destruction; subject to “Unavoidable Delay” (as hereinafter defined in Section 31.14), and reasonable time for adjustment of insurance losses, and without obligation to employ overtime labor or other premium pay rates. All restoration and rebuilding by Tenant shall be deemed Alterations, as if such Alterations were Tenant’s Work, and shall be performed in accordance with, and governed by, the provisions of this Lease, with reasonable dispatch after the occurrence, and without interference with Landlord’s repair, and / or operation of the Project, or with other occupants of the Project.

(c) If the Demised Premises shall be totally or partially damaged or destroyed by fire or other casualty, then the Base Annual Rent and Common Area Expenses shall be abated to the extent that the Demised Premises shall have been rendered untenantable, for the period from the date of such damage or destruction to the date when Landlord shall have substantially completed that portion of the repair and restoration work as required to be performed by Landlord pursuant to Section 21.01(b); provided, however, should Tenant reoccupy a portion of the Demised Premises during the period the restoration work is taking place and prior to the date when Landlord’s repair and restoration work is substantially completed then the Base Annual Rent and Common Area Expenses allocable to such re-occupied portion, based upon the proportion which the area of the re-occupied portion of the Demised Premises bears to the total area of the Demised Premises, shall be payable by Tenant from and after the date of such re-occupancy.

(d) If the building of which the Demised Premises forms a part or the Demised Premises shall be substantially damaged or destroyed by fire or other casualty, or if such building shall be so damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) that its repair or restoration requires more than one hundred eighty (180) days, exclusive of Unavoidable Delays, or the expenditure (as estimated by a reputable contractor or architect designated by Landlord in its sole and absolute discretion) of more than twenty percent (20%) of the full insurable value of such building immediately prior to the casualty, then in any such case, Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred twenty (120) days after the date of such casualty in which event Landlord shall be released from any further obligation hereunder. For the purposes of this Section 21.01(d) only, “full insurable value” shall mean replacement cost less the cost of footings, foundations and other structures below the street and first floor of the building. Furthermore, for the purpose of this Section 21.01(d) only, “substantially damaged or destroyed” shall mean damage or destruction to fifty percent (50%) or more of the building of which the Demised Premises form a part, or the Demised Premises, as the case may be.

(e) Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the building of which the Demised Premises form a part; nor shall Landlord be required to repair, or replace, any Tenant’s Work, Alterations, Tenant’s Property, or any other property of Tenant or any other party.

(f) Notwithstanding anything to the contrary contained in this Lease, if the proceeds of Landlord’s insurance recovered or recoverable as a result of the damage or destruction shall be insufficient to pay fully for the cost of repair and restoration of the Demised Premises or the building of which the Demised Premises form a part or if the Demised Premises or the building of which the Demised Premises form a part, shall be damaged or destroyed as a result of a risk which is not covered by Landlord’s insurance, then Landlord shall have the right by notice to Tenant given within one hundred twenty (120) days after said occurrence to elect to terminate this Lease in which event Landlord shall be released from any further obligation hereunder.

(g) In the event that Landlord terminates this Lease pursuant to this Article 21, then the Term shall expire by lapse of time and Tenant shall vacate the Demised Premises and surrender the same to Landlord on the thirtieth (30th) day after Landlord gives such notice terminating this Lease, and neither party shall have any further liability to the other.

(h) The provisions of this Section 21.01 shall be considered an express agreement governing any instance of damage or destruction of the Project or the Demised Premises by fire or other casualty, and any law now or hereafter in force providing for such a contingency in the absence of express agreement shall have no application.

(i) Notwithstanding any other provision of this Lease, Landlord shall not be liable or responsible for, and Tenant hereby releases Landlord and its partners, officers, directors, agents and employees from, any and all liability or responsibility to Tenant or any party claiming by, through or under Tenant, by way of subrogation or otherwise, for any injury, loss or damage to any property of Tenant, including, without limitation, Tenant’s Property, covered by a valid and collectible fire insurance policy with extended coverage endorsement. Tenant shall require its insurer(s) to include in all of Tenant’s Insurance policies which could give rise to a right of subrogation against Landlord a clause or endorsement whereby the insurer(s) shall waive any rights of subrogation against Landlord, and Tenant shall pay any additional premium required thereby.

(j) The proceeds payable under all fire and other hazard insurance policies maintained by Landlord on the Project shall belong to and be the property of Landlord. Tenant shall not have any interest in such proceeds. Tenant agrees to look to its own fire and hazard insurance policies in the event of damage to Tenant’s Work, Alterations, Tenant’s Property, or any other property of Tenant.

ARTICLE 22
EMINENT DOMAIN

22.01 Eminent Domain.

(a) If all of the building of which the Demised Premises forms a part or all of the Demised Premises shall be taken by any public or quasi-public authority under the power of eminent domain, condemnation or expropriation, or in the event of a conveyance in lieu thereof, then this Lease and the term and estate hereby granted shall terminate as of the date the right to possession shall vest in the condemning authority, and the Base Annual Rent and Additional Charges shall be prorated and adjusted as of such date.

(b) If any part of the Project which materially affects the Project or Tenant’s use and occupancy of the Demised Premises shall be so taken, this Lease shall be unaffected by such taking, except that Landlord may, at its option, terminate this Lease by giving Tenant notice to that effect within one hundred twenty (120) days after the date of such taking, and this Lease shall terminate on the date of such notice and the Base Annual Rent and Additional Charges shall be prorated and adjusted as of such termination date and Landlord shall be released from any further obligation hereunder.

(c) If any part of the Project which materially adversely affects Tenant’s use and occupancy of the Demised Premises shall be so taken, this Lease shall be unaffected by such taking except that Tenant, at its option, may terminate this Lease by giving Landlord notice to that effect within one hundred twenty (120) days after the date of the taking, and this Lease shall terminate on the date of such notice and the Base Annual Rent and Additional Charges shall be prorated and adjusted as of such termination date and Landlord shall be released from any further obligation hereunder.

(d) Landlord shall be entitled to receive the entire award or payment in connection with any taking of the Project and any portion thereof (including the Demised Premises and any portion thereof), without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award or payment. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment. Tenant may, however, pursue a claim against the condemning authority for a separate award for removal expenses, business dislocation damages and moving expenses provided such award shall not decrease the size of any award Landlord may be entitled to.

(e) In the event of a taking which does not result in a termination of this Lease, Landlord shall upon receipt of the award in condemnation or in consideration for the conveyance made in lieu of condemnation restore that portion of the Demised Premises remaining as near to its former condition as the circumstances will permit, and restore the building of which the Demised Premises form a part to the extent necessary to constitute that portion of such building which remains to a complete architectural unit; provided, however, that Tenant, at Tenant’s expense, shall make all necessary repairs and alterations of Tenant’s fixtures, floor coverings, furniture, equipment, decorations, signs and contents.

(f) If any part of the Demised Premises is so taken or conveyed, and the Lease is not terminated, then this Lease shall continue in full force and effect, except that the Base Annual Rent shall be reduced in the same proportion that the Rentable Area of the Demised Premises so taken, or conveyed, bears to the Rentable Area of the Demised Premises (the “Eminent Domain Reduction”). The Eminent Domain Reduction shall commence upon the date which is the later to occur of the date that (i) Tenant is required to surrender possession of the part taken, or conveyed, or (ii) the actual date that Tenant Surrenders the space to Landlord which is the subject of the Eminent Domain Reduction.

ARTICLE 23
ESTOPPEL CERTIFICATE

23.01 Estoppel Certificate.

(a) At any time and from time to time, upon the written request of Landlord, and/or any party designated by Landlord, Tenant within ten (10) days of the date of such written request agrees to execute and deliver to Landlord and/or party designated by Landlord, without charge and in form reasonably satisfactory to Landlord and/or any party designated by Landlord, a written statement: (i) ratifying this Lease; (ii) confirming the commencement and expiration dates of the Term; (iii) certifying that Tenant is in occupancy of the Demised Premises, and that this Lease is in full force and effect and has not been modified, assigned, supplemented or amended, except by such writings as shall be stated; (iv) certifying that all conditions and agreements under this Lease to be satisfied or performed by Landlord have been satisfied and performed, except as shall be stated; (v) certifying that Landlord is not in default under this Lease and there are no defenses or offsets against the enforcement of this Lease by Landlord, or stating the defaults and/or defenses and/or offsets claimed by Tenant; (vi) reciting the amount of Advance Rental, if any, paid by Tenant and the date to which Base Annual Rent and Additional Charges have been paid; (vii) reciting the amount of Security Deposit, if any; and (viii) any other information which Landlord and/or any party designated by Landlord shall reasonably require.

(b) Notwithstanding anything contained herein to the contrary and in addition to any other right and remedies of Landlord hereunder or at law or in equity. Tenant hereby grants to Landlord an irrevocable power of attorney coupled with an interest and with full power of substitution to perform all of the acts and things provided for in this Section 23.01 as Tenant’s agent and in Tenant’s name, except in the event that within ten (10) days following submission of any instrument contemplated by Section 23.01(a), its submission to Tenant by Landlord Tenant executes such instrument.

(c) The failure by Tenant to execute and deliver the Estoppel Certificate as provided hereinabove shall be a material default under this Lease.

ARTICLE 24
SURRENDER OF DEMISED PREMISES

24.01 Surrender of Demised Premises. At the expiration or earlier termination (for any reason whatsoever) of this Lease, Tenant shall surrender the Demised Premises in the same condition the Demised Premises were in after the completion of Landlord’s Work, Tenant’s Work and any Alterations, ordinary wear and tear and damage by casualty excepted. Tenant shall surrender all keys for the Demised Premises to Landlord at the place then fixed for the payment of Base Annual Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Demised Premises. Tenant’s obligation to observe and perform this covenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 25
BANKRUPTCY

25.01 Bankruptcy.

(a) The following shall be events of bankruptcy under this Lease (hereinafter “Tenant’s Bankruptcy”):

(i) Tenant’s becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled “Bankruptcy, 11 U.S.C., Sec. 101, et seq.” (the “Bankruptcy Code”), or under applicable insolvency laws (the “Insolvency Laws”); and

(ii) the appointment of a receiver or custodian for any or all of Tenant’s property or assets, if such appointment shall not be dismissed within ninety (90) days; and

(iii) the filing of a voluntary petition under the provisions of the Bankruptcy Code or the Insolvency Laws if such filing is not dismissed within ninety (90) days; and

(iv) the filing of an involuntary petition under the provisions of the Bankruptcy Code or the Insolvency Laws if such filing is not dismissed within ninety (90) days; or

(v) Tenant’s making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

(b) In the event of Tenant’s Bankruptcy, Landlord at its option may, in addition to all other rights and remedies provided in this Lease at law or in equity, exercise all of its rights and remedies as set forth in Exhibit “I” attached hereto and incorporated herein by this reference.

ARTICLE 26
TENANT’S REPRESENTATIONS,
EVENTS OF DEFAULT AND LANDLORD’S REMEDIES

26.01 Tenant’s Representations. Tenant, as a material inducement for Landlord to enter into this Lease, hereby represents and acknowledges as of the date hereof that: (i) Tenant is duly organized and validly existing and has full power and authority to conduct its business as proposed to be conducted at the Demised Premises and to enter into this Lease, (ii) the execution, delivery and performance of this Lease will not conflict with Tenant’s applicable corporate documents, and will not conflict or result in a breach or default of any note, lease, mortgage, indenture, contract or commitment to which Tenant is a party or by which Tenant may be bound, and (iii) Landlord has entered into this Lease in reliance upon the representations and covenants of Tenant, including, but not limited to, the representations and covenants in this Section 26.01 and elsewhere in this Lease, as being true and correct both as of the date hereof and wherever elsewhere expressly applicable. Tenant further acknowledges that any breach of said representations and covenants shall constitute immediate and irreparable injury, loss or damages to Landlord, irrespective of any additional proof of such injury.

26.02 Events of Default. Each of the following shall constitute Events of Default (whether specifically identified elsewhere within the Lease as a default, material default, Event of Default, or otherwise, Tenant hereby acknowledges and agrees that the all defaults hereunder of any nature shall be considered material defaults whether or not so stated, regardless of the absence of the modifier “material” where such default may be described herein):

(a) If Tenant defaults in payment of any sum of money (whether Base Annual Rent, additional rent including, but not limited to, Tenant’s Proportionate Share of Taxes, Tenant’s Proportionate Share of Common Area Expenses or any other Additional Charges or sum payable hereunder) when due and such default shall continue for five (5) days after the date same is due.

(b) If Tenant defaults in fulfilling any of the other covenants, terms or agreements of this Lease on Tenant’s part to be performed hereunder and such default shall continue for the period within which performance is required to be made by specific provision of this Lease or, if no such period is so provided, for thirty (30) days after Landlord gives Tenant notice specifying the nature of said default, or, if the default so specified shall be of such a nature that the same cannot be reasonably cured or remedied within said thirty (30) day period, if Tenant shall not in good faith have commenced the curing or remedying of such default within such thirty (30) day period and shall not thereafter diligently proceed therewith to completion.

(c) The occurrence of any event set forth in Section 25.01.

(d) If Tenant vacates or abandons the Demised Premises, ceases its business operations, or removes or attempts to remove any property therefrom other than in the ordinary course of business or fails to continuously occupy and use the entire Demised Premises for the Permitted Use as provided in Section 9.01 or assigns this Lease, sublets the Demised Premises, or any portion thereof, or permits or allows the occupancy or use of the Demised Premises in violation of Article 10 hereinabove.

26.03 Termination. Upon or after the occurrence of any one or more of such Events of Default, Landlord, at its option, may give Tenant notice that this Lease will terminate on a date to be specified therein, which shall not be less than five (5) days after the date of such notice and, in either event, Tenant shall have no right to avoid the cancellation or termination by payment of any sum due or by the performance of any condition, term or covenant broken. Upon the date specified in the aforesaid notice of termination, this Lease shall terminate and come to an end as fully and completely as if such date were the day herein definitely fixed for the end and expiration of this Lease, and Tenant, without the necessity of any notice, shall then quit and surrender possession of the Demised Premises to Landlord, but notwithstanding any statute, rule of law, or decision of any court to the contrary, Tenant shall remain liable for all obligations of Tenant as set forth herein.

26.04 Rights of Possession. In the case of any Events of Default; or if the notice provided for above in Section 26.03 shall have been given and this Lease shall be terminated, then in all or any of such events, in addition to and not in lieu of all other remedies of Landlord, Landlord may re-enter the Demised Premises by summary proceedings, or otherwise, and dispossess Tenant and the legal representatives of Tenant and/or other occupants of the Demised Premises, and remove and dispose of (by sale or otherwise) all property located therein and repossess and enjoy the Demised Premises, together with all Alterations, additions and improvements, all without being liable to prosecution or damages therefor, and without any obligation to account for sums received, if any.

26.05 Additional Remedies of Landlord.

(a) In the case of any Events of Default, and Landlord re-enters, terminates and/or dispossesses Tenant by summary proceedings or otherwise, in addition to, and not in lieu of all other remedies which Landlord has under this Lease or which may be available to Landlord, at law or in equity: (i) the Base Annual Rent and all Additional Charges shall become due and owing by Tenant and be paid up to the time of such re-entry, dispossess and/or termination, (ii) Landlord may relet the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term which may be less than or exceed the period which would otherwise have constituted the balance of the Term, and (iii) Tenant or the legal representative of Tenant shall also pay Landlord, at Landlord's option and whether or not Landlord has terminated this Lease, as damages for the failure of Tenant to observe and perform said Tenant's covenants here in contained, for each month of the period which would otherwise have constituted the balance of the Term, any deficiency between the sum of (a) the monthly installment(s) of Base Annual Rent and Additional Charges that would have been payable for the calendar month in question but for such re-entry or termination, and (b) the net amount, if any, of the rents actually collected on account of the lease or leases of the Demised Premises for such month. In computing such damages there shall be added to the said deficiency all non-recurring sums and charges remaining unpaid and which are due or to become due from Tenant pursuant to this Lease and such reasonable expenses as Landlord may incur in connection with reletting, such as court costs, attorney's fees, paralegal's fees, litigation expenses through all trial and appellate levels and disbursements therefor, brokerage and management fees and commissions, cost of putting and keeping the Demised Premises in good order and costs of preparing the Demised Premises for reletting as hereinafter provided, and any such expenses as Landlord may incur in order to cure any breach by Tenant. Any such damages shall be paid in monthly installments by Tenant on the dates that Base Annual Rent would otherwise have been due as set forth herein and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding or to elect to collect a lump sum amount for its damages. Landlord, at Landlord's option, may make such alterations, repairs, replacements and/or decorations in the Demised Premises as Landlord considers advisable or necessary for the purpose of reletting the Demised Premises, and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Demised Premises, or in the event that the Demised Premises or a portion thereof is relet, for failure to collect any sums due under such reletting.

(b) In case of any default under this Lease, Landlord shall have the right to immediately accelerate and declare due and owing all Base Annual Rent and all additional rent for the balance of the Lease Term, including, but not limited to all Additional Charges and any other sums remaining due under the Lease for the remainder of the balance of the Lease Term, together with all unamortized costs of Landlord associated with this Lease including, but not limited to, inducements, tenant improvement allowances, leasing commissions, costs of marketing the space or advertising the availability of the space and all legal fees.

(c) In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided. All remedies available to Landlord pursuant to the terms of this Lease and at law and in equity shall be cumulative and may be pursued or enforced concurrently.

(d) Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises by reason of the violation by Tenant of any of the covenants or conditions of this Lease or otherwise. The words “re-enter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning.

(e) In the event that Tenant defaults hereunder and Landlord gives notice of default to Tenant, then whether or not Tenant cures such default, Tenant shall pay to Landlord upon demand a fee of Five Hundred and 00/100 Dollars ($500.00) representing an agreed upon administrative fee which shall include the processing by Landlord of any such default notice. The aforementioned fee shall be applicable to all default notices which are given.

(f) In the event Tenant furnishes Landlord a check which is not honored for any reason, Tenant shall pay Landlord, upon demand, a fee equal to the greater of (i) One Hundred and 00/100 Dollars ($100.00), or (ii) the service charge Landlord must pay to its bank by reason of such check. The fee is an agreed upon administrative fee to Landlord to reimburse Landlord for having to advise Tenant of the dishonored check and pay a service charge to Landlord’s bank. A fee shall be assessed for each dishonored check.

(g) Tenant shall reimburse Landlord for attorney’s fees, paralegal’s fees and litigation expenses through all trial and appellate levels, court costs and related fees and expenses which are incurred or expended by reason of Tenant’s failure to comply with any of the terms and provisions of this Lease, or by virtue of any Event of Default.

26.06 Abandonment. Tenant shall assume possession of the Demised Premises at the commencement of the Term and shall not vacate or abandon the Demised Premises at any time during the Term. If Tenant shall abandon, vacate or surrender the Demised Premises, or shall be dispossessed by process of law, or otherwise, any personal property which shall belong to Tenant and which shall be left on the Demised Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall pass to Landlord.

ARTICLE 27
WAIVERS

27.01 Waivers.

(a) Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby expressly waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as provided herein.

(b) LANDLORD AND TENANT HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS LEASE OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION WITH THIS LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY HERETO OR THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE DEMISED PREMISES, INCLUDING, WITHOUT LIMITATION, ANY CLAIM OF INJURY OR DAMAGE. TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY KIND IN ANY ACTION OR PROCEEDING COMMENCED BY LANDLORD TO RECOVER POSSESSION OF THE DEMISED PREMISES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LANDLORD AND TENANT TO ENTER INTO THIS LEASE.

(c) Tenant hereby expressly waives the requirement under Section 83.12 of the Florida Statutes that the plaintiff in a distress for rent action file a bond payable to Tenant in at least double the sum demanded by the plaintiff. It is understood that no bond shall be required in any such action.

(d) The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant or condition herein contained. The subsequent acceptance of Base Annual Rent, Additional Charges or any or all other monetary obligations of Tenant hereunder, whether or not denoted as rent, Base Annual Rent or Additional Charges or otherwise by Landlord or Tenant, shall not be deemed to be a waiver of any preceding breach or default by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to make the particular payment so accepted, regardless of Landlord’s knowledge of such preceding breach or default at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing and executed by Landlord.

ARTICLE 28
BROKERAGE COMMISSION

28.01 Brokerage Commission.

(a) Tenant hereby acknowledges and agrees that Merin, Hunter, Codman, Inc. (“MHC”) is a State of Florida licensed real estate broker exclusively representing Landlord with respect to the negotiation of this Lease. Merin, Hunter, Codman, Inc. shall be compensated solely by Landlord with respect to this transaction.

(b) Landlord and Tenant represent and warrant one to the other that, except as otherwise stated hereinabove, they have not had any other dealings with any other real estate brokers or agents in connection with the negotiation of this Lease. Landlord and Tenant hereby agree to indemnify each other for all claims and demands made by any other real estate brokers claiming by, through or under the parties hereto against the other, as may be applicable, seeking any commission, fee, or any other payment in connection with this Lease.

ARTICLE 29
NEGATION OF PERSONAL LIABILITY

29.01 Negation of Personal Liability. Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that Landlord, Managing Agent and each of their respective officers employees and agents shall have no personal liability with respect to any of the provisions of this Lease and any amendments or supplements thereto, and Tenant shall look solely to the estate and property of Landlord in the land and buildings comprising the Project for the satisfaction of Tenant’s remedies including without limitation the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be observed and/or performed by Landlord, subject, however, to the prior rights of any ground lessor or holder of any mortgage covering all or part of the Project, and no other assets of Landlord or any principal of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim and in the event Tenant obtains a judgment against Landlord, the judgment docket shall be so noted. Without limitation of the foregoing, upon each sale or other conveyance of any portion of the Project which includes, without limitation, the Demised Premises to any party, the grantor thereof shall have no liability whatsoever hereunder. This Section 29.01 shall inure to the benefit of Landlord’s successors and assigns and their respective principals.

ARTICLE 30
LANDLORD’S ACCESS TO THE DEMISED PREMISES

30.01 Landlord’s Access to the Demised Premises.

(a) Upon reasonable prior notice to Tenant (except in the case of an emergency) Landlord and its designees shall have the right to enter and/or pass through the Demised Premises to (i) examine the Demised Premises and all systems and appurtenances therein, (ii) to show the Demised Premises to actual and prospective ground lessors, mortgagees, or prospective purchasers, mortgagees or lessees of the Project or any portion thereof, and (iii) to make such repairs, alterations, replacements, additions, modifications and improvements in or to the Demised Premises and the facilities and equipment therein, and/or in or to the building of which it forms a part, and the facilities and equipment therein as Landlord is required or desires to make. Landlord shall have the right to take materials into and upon the Demised Premises that may be necessary in connection therewith, without any liability to Tenant and without any reduction of Tenant’s covenants and obligations hereunder.

(b) Landlord reserves the right and Tenant shall permit Landlord to locate both vertically and horizontally within the Demised Premises, and to repair, erect, install, use, modify, tie into and maintain utility lines, air ducts, flues, duct shafts, refrigerant lines, drains, sprinkler mains and valves, conduits, pipes, and other facilities within, in and through the Demised Premises, which serve the Demised Premises and/or any portion of the Project. In addition, Landlord reserves the right to enter upon the Demised Premises for the purposes of repairing, maintaining and replacing the exterior building walls, terraces, core areas and any space in or adjacent to the Demised Premises, used for shafts, stacks, pipes, conduits, fan rooms, ducts, electrical or other utilities, sinks, and other building facilities.

(c) During the period of twelve (12) months prior to the expiration of the Term, Landlord and its agents may exhibit the Demised Premises to prospective tenants. If, during the last month of the Term, Tenant has removed all or substantially all of Tenant’s Property from the Demised Premises, Landlord may, without notice to Tenant, immediately enter the Demised Premises and alter, renovate and decorate the same, without liability to Tenant and without reducing or otherwise affecting Tenant’s covenants and obligations hereunder.

(d) Landlord reserves the right, without incurring any liability to Tenant therefor, and without affecting or reducing any of Tenant’s covenants and obligations hereunder, to make such changes, alterations, additions and improvements in or to the Project and any part thereof and the fixtures and equipment thereof, as well as in or to the street entrances, doors, halls, passages, elevators, escalators and stairwells thereof, and other parts thereof, as Landlord shall deem reasonably necessary or desirable.

(e) Landlord may adopt any name for the Project and any part thereof. Landlord reserves the right to change the name and/or address of the Project and any part thereof at any time.

(f) Landlord, its cleaning contractor and their employees shall have access to the Demised Premises and shall have the right to use, without charge therefor, all light, power and water in the Demised Premises required to clean the Demised Premises.

ARTICLE 31
MISCELLANEOUS

31.01 Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

31.02 Notices. All payments of rent and any and all other monetary obligations of Tenant accruing hereunder, whether or not denoted as rent, shall be paid to: Gardens Plaza Investors, LLC, c/o Merin Hunter Codman, Inc., 1601 Forum Place, West Palm Beach, FL 33401, until Tenant is notified otherwise in writing, in which event Tenant shall make such payments as directed by Landlord. All notices to Landlord shall be forwarded to Gardens Plaza Investors, LLC, Ltd., c/o Berwind Property Group, Ltd., 770 Township Line Road, Suite 150, Yardley, PA 19067, Attn: Asset Manager, with a copy to Merin Hunter Codman, Inc., 1601 Forum Place, West Palm Beach, FL 33401, Attention: Mr. Jay M. Grossman, until Tenant is notified otherwise in writing. All notices to Tenant shall be forwarded to the Demised Premises. Notices may be given on behalf of Landlord by Landlord’s counsel. Any notice, request, demand, approval or consent given or required to be given under this Lease shall be in writing and shall be deemed given if (i) hand delivered, and (ii) forwarded either by certified mail, return receipt requested, or by overnight courier service. In the event transmittal is made by certified mail, notice shall be deemed given three (3) business days after such notice was deposited with the U.S. Postal Service. In the event transmittal is made by overnight courier service, notice shall be deemed given the following business day after such notice was deposited with the overnight courier service.

31.03 Holding Over. Should Tenant hold over in possession of the Demised Premises after the expiration of the Term, or earlier termination of this Lease, without the execution by Landlord and Tenant of a new lease agreement, or extension or renewal agreement, Tenant, in Landlord’s sole and absolute discretion (i) shall be deemed to be occupying the Demised Premises from month to month, subject to [a] being terminated by either party upon at least fifteen (15) days prior written notice, [b] monthly payment and liability of two hundred percent (200%) of all sums due hereunder in effect during the last month of the Term, including, but not limited to Base Annual Rent, Additional Charges, Tenant’s Proportionate Share of Taxes, Tenant’s Proportionate Share of Common Area Expenses and all other sums in effect during the last month of the Term (in the event of a partial month then Tenant shall be liable for the full month in which the hold-over period terminates), [c] all of the other terms, covenants and conditions of this Lease insofar as the same may be applicable to a month-to-month tenancy, or (ii) shall be deemed to be a trespasser and Landlord shall immediately be entitled to pursue any remedy available at law or in equity, or available pursuant to the terms hereof, or otherwise available (including, without limitation self-help) to obtain possession of the Demised Premises. Landlord may change its election as provided herein at any time, and from time to time, in its sole and absolute discretion without any notice to Tenant. Landlord shall not be liable to Tenant in any manner whatsoever for any actions taken by Landlord to regain possession of the Demised Premises. Tenant shall pay Landlord all fees, costs and expenses incurred by Landlord to regain possession of the Demised Premises, including, without limitation, all attorneys’ fees, paralegal’s fees, litigation expenses, through all trial and appellate levels, costs, expenses, disbursements and court costs related thereto. Tenant shall also be liable to Landlord for any consequential, incidental and special damages whether direct or indirect which Landlord may incur as a result of any hold over in possession of the Demised Premises provided for herein. During the period commencing six (6) months prior to the expiration of the Term hereunder, Tenant shall, within ten (10) days following Landlord’s written request therefor, provide to Landlord a written statement that it shall timely vacate and surrender the Demised Premises in accordance with the terms and provisions of this Lease. The failure of Tenant to provide such statement upon Landlord’s written request shall be a material default of this Lease. The provisions of this Section 31.03. shall survive the expiration or earlier termination of this Lease.

31.04 Successors. Subject to the provisions of Article 29, all rights, obligations and liabilities herein given to, or imposed upon the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of the said parties, and if there shall be more than one entity or party constituting Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein contained. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee had been approved by Landlord in writing. Each covenant, agreement, obligation or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless expressly provided.

31.05 Quiet Enjoyment. Upon payment by Tenant of the rents and charges herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Demised Premises during the Term without hindrance or interruption by Landlord or any other person or persons lawfully claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

31.06 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the payment of the sums herein stipulated shall be deemed to be other than on account of the earliest stipulated sums due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of sums due be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such sums due, or pursue any other remedy provided for in this Lease or available at law or in equity.

31.07 Entire Agreement. This Lease, the Exhibits and Rider, if any, attached hereto and forming a part hereof set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Demised Premises and the Project and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth. All prior communications, negotiations, arrangements, representations, agreements and understandings whether oral or written between the parties hereto, and their representatives, are merged herein, and extinguished, this Lease superseding and canceling the same. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both parties. The submission by Landlord to Tenant of this Lease in draft form shall be deemed submitted solely for Tenant’s consideration and not for acceptance and execution. Such submission shall have no binding force or effect, shall not constitute an option for the leasing of the Demised Premises herein described, nor confer any rights or impose any obligations upon either party. The submission by Landlord of this Lease for execution by Tenant and the actual execution and delivery thereof by Tenant to Landlord shall similarly have no binding force and effect unless and until Landlord shall have executed this Lease and a duplicate original thereof shall have been forwarded to Tenant or its representative or delivered in person to Tenant or its representative. Tenant hereby acknowledges that: (a) this Lease contains no restrictive covenants or exclusives in favor of Tenant; (b) this Lease shall not be deemed or interpreted to contain, by implication or otherwise, any warranty, representation or agreement whatsoever on the part of Landlord, except as herein expressly provided.

31.08 Captions and Section Numbers. The captions and Table of Contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of the Sections or Articles of this Lease nor in any way affect this Lease.

31.09 Interpretation. It is the intent of the parties hereto that if any term, covenant or condition of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which shall render it valid. This Lease shall be governed by and construed in accordance with the laws of the State of Florida. The parties hereto both acknowledge and agree that they are sophisticated and have each negotiated all of the terms and provisions of this Lease such that it would not be reasonable for either party to be considered as the drafter of this Lease for purposes of construing any of the terms and provisions hereof “against the drafter.”

31.10 Recording. Tenant shall not record this Lease nor any memorandum or affidavit making reference to this Lease. Any such recording by Tenant may, at Landlord’s option, be deemed a Default by Tenant hereunder. If Landlord requests, the parties shall execute and acknowledge a short form of lease for recording purposes which may be recorded at Landlord’s expense.

31.11 Tenant Defined; Use of Pronoun. The word “Tenant” shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males, or females, shall in all instances be assumed as though in each case fully expressed.

31.12 Covenant to Pay Rent; Late Charge. Tenant shall, without any demand therefor and without setoff, pay the Base Annual Rent and Additional Charges at the times, at the places and in the manner herein provided. If any payment or any part thereof to be made by Tenant to Landlord pursuant to the terms hereof shall become overdue for a period in excess of five (5) days, a “late charge” of Five Cents ($.05) for each dollar overdue may be charged by Landlord for the purpose of defraying expenses incidental to handling such delinquent payment, together with interest from the date when such payment or part thereof was due at the rate of fifteen percent (15%) per annum, or such lesser amount or rate as represents the maximum amount or rate Landlord lawfully may charge, shall accrue and thereafter be due and owing under this Lease as an Additional Charge hereunder. Said interest shall continue to accrue until such time as full payment of such payment, or any part thereof, is made together with any interest that has accrued prior to such payment. Nothing herein shall be construed as waiving any rights of Landlord arising out of any defaults of Tenant by reason of Landlord’s assessing or accepting any such late payment, late charge or interest; the right to collect the late charge and interest assessed herein is separate and apart from any rights relating to remedies of Landlord after default by Tenant in the performance or observance of the terms of this Lease.

31.13 Unavoidable Delays. Landlord shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease, if Landlord’s failure to perform such terms, covenants or conditions is due to any strike, lockout, labor dispute, shortages of materials or labor, governmental restrictions, fire or other casualty, governmental regulations or controls, litigation or other cause, similar or dissimilar to those enumerated in this Section 31.13, beyond the control of Landlord (all of the causes set forth above being herein called “Unavoidable Delays”). Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop performing any of the services Landlord is required to perform under this Lease, whenever and for so long as may be necessary by reason of any Unavoidable Delays. All time periods within which Landlord is required to perform under the terms of this Lease shall be extended for such periods of time as such performance is impaired, restricted, delayed or prohibited by reason of Unavoidable Delays.

31.14 Conveyances. Landlord reserves the right at any time and from time to time, to convey all, or any portion of, the Project, or any interest therein to any individual or entity, and after any such conveyance(s), the rights granted to Tenant herein shall not be impaired by reason of such conveyance(s). Tenant covenants to execute from time to time, such instruments as are reasonably required by Landlord, any grantee or any mortgagee, in order to enable Landlord to make the conveyance(s) contemplated by this Section 31.14.

31.15 Intentionally Deleted.

31.16 Radon Gas. The following disclosure is required by Florida Statutes, Section 404.056(8): “Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.” Landlord disclaims any and all representations and warranties as to the absence or presence of radon gas or radon gas-producing conditions in connection with the Demised Premises.

31.17 Definitions. Defined terms used in this Lease, including the Exhibits attached hereto, which are not otherwise defined shall be defined as set forth in Exhibit “G” attached hereto and made a part hereof.

31.18 ADA Compliance. Tenant shall be responsible at its sole cost and expense to keep, maintain, alter and replace, if necessary, the Demised Premises so as to maintain compliance with The Americans with Disabilities Act of 1990, 42 U.S.C. 12101, et seq. (the “Act”), analogous state and local laws, and all rules and regulations promulgated to further the purpose of and to enforce the Act as such Act has been or shall be modified by Florida Statutes and rules and regulations of applicable State and/or local agencies.

31.19 Time of the Essence. It is expressly agreed by Landlord and Tenant that time is of the essence with respect to this Lease and each and every provision hereof.

31.20 Confidentiality. Except as otherwise required by governmental regulatory authority or court order, Landlord and Tenant agree to keep all current and future discussions and correspondence as well as this Lease and all documents related thereto confidential at all times and shall neither discuss nor divulge any information contained therein to anyone except each other and each party’s attorneys.

31.21 Survival of Obligations. Upon the expiration or other termination of this Lease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease, and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such expiration or other termination; and, in any event, unless otherwise expressly provided in this Lease, any liability for any payment hereunder due from Tenant which shall have accrued to, or with respect to any period ending at the time of, expiration, or other termination of this Lease, shall survive the expiration, or other termination, of this Lease.

31.22 Governing Law and Venue, and Attorney’s Fees. This Lease shall be governed by the laws of the State of Florida, and venue for any action hereunder shall be in Palm Beach County, Florida.  Should any action or proceeding be commenced to enforce any of the provisions of this Lease, or in connection with its meaning, the prevailing party in such action shall be awarded, in addition to any other relief it may obtain, its reasonable costs and expenses, not limited to taxable costs, and reasonable attorney's fees through all trial and appellate levels.

31.23 Light, Air, and Other Structures

Tenant covenants and agrees that no diminution of light, air or view or other use rights including but not limited to uncovered parking spaces by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, shall result in any liability of Landlord to Tenant, or shall in any other way affect this Lease or Tenant’s obligations hereunder. This Lease does not grant any rights, including but limited to rights to light, air, or view over property adjacent, adjoining, or contiguous to the land on which the Project is located.

31.24 Prohibited Transactions. Tenant warrants and represents to Landlord that Tenant is not, and shall not become, a person or entity with whom Landlord is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entities.

31.25 Terraces. In the event that the Demised Premises open on to a terrace, then Tenant shall be subject to all of the rules and regulations applicable to the use of such terrace as set forth on Exhibit “F.” Tenant shall be solely liable for, and shall indemnify Landlord and hold Landlord harmless against any and all loss, cost, damage or liability arising from the use by Tenant or its employees, contractors or invitees of the terrace area including, without limitation, personal injury.

31.26 Exhibits.

(a) The exhibits listed in this Section and attached to the Lease are hereby incorporated in and made a part of this Lease.

Exhibit “A” - Floor Plan - Demised Premises

Exhibit “B” - Legal Description of the Real Property At The Project

Exhibit “C” - Landlord’s Work

Exhibit “C-1” - Work Letter

Exhibit “D” - Tenant’s Work

Exhibit “E” - Cleaning Schedule

Exhibit “F” - Rules and Regulations

Exhibit “G” - Definitions

Exhibit “H” - Intentionally Deleted

Exhibit “I” - Bankruptcy

(b) Any conflict which may exist between the terms and provisions within this Lease and within the Exhibits attached hereto shall be resolved in favor of the terms and provisions of this Lease.

(THIS SPACE INTENTIONALLY LEFT BLANK, SIGNATURES FOLLOW ON NEXT PAGE)

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed as of the day and year first above written.

WITNESSES: _______________________________ _______________________________	LANDLORD: GARDENS PLAZA INVESTORS, LLC, a Florida limited liability company By: /s/ DAVID K. BARNDT Name: David K. Barndt Title: Vice President

WITNESSES: _______________________________ _______________________________	TENANT: BANKRATE, INC., a Florida corporation By: /s/ ROBERT J. DEFRANCO Name: Robert J. DeFranco Title: Senior Vice President Chief Financial Officer

EXHIBIT “A”

FLOOR PLAN -- DEMISED PREMISES

OFFICE 15'x12'
OFFICE 12'x9'
42'x35'
STORAGE 12'x8'
OFFICE 23'x12'
STORAGE 12'x8'
STORAGE 12'x8'
BREAK 25'x12'
OFFICE 18'x11'
STORAGE 12'x8'
CONFERENCE 22'x13'
SERVER 13'x8'
PROPOSED OPEN OFFICE 40'x32'
EXISTING TENANT
EXISTING TENANT
OPEN OFFICE 28'x28'

WEST TOWER

A-1

OFFICE 13'x10'
OFFICE 12'x10'
OFFICE 12'x10'
OFFICE 12'x10'
OPEN OFFICE 12'x10'
OFFICE 12'x10'
OFFICE 12'x10'
OFFICE 15'x12'
OFFICE 15'x12'
CONFERENCE 16'x15'
CONFERENCE 24'x15'
RECEPTION 25'x17'
OFFICE 12'x10'
OFFICE 12'x10'
SERVER 30'x11'
COPY/FAX
OFFICE 12'x10'
OFFICE 12'x10'
OFFICE 12'x10'
MAIL 14'x11'
BREAK 30'x12'
OFFICE 15'x12'
OFFICE 14'x12'
OFFICE 17'x17'
OFFICE 10'x10'
OFFICE 10'x10'
OFFICE 10'x10'
OFFICE 10'x10'
OFFICE 11'x10'
OFFICE 11'x10'
OFFICE 11'x10'
OFFICE 20'x12'
OFFICE 10'x12'
OFFICE 15'x12'
OFFICE 15'x12'
OFFICE 10'x12'
OFFICE 10'x12'
OFFICE 15'x12'
OFFICE 10'x12'
OFFICE 17'x12'
N

SECOND FLOOR

WEST TOWER

A-2

EXHIBIT “B”

LEGAL DESCRIPTION OF THE PROPERTY

PARCEL ONE:

A parcel of land lying in the Northwest quarter of Section 4, Township 42 South, Range 43 East, Palm Beach County, Florida, being more particularly described as follows:

From the intersection of the Easterly right of way line of U.S. Highway No. 1 (State Road No. 5) with the South line of the Northwest quarter of said Section 4, run N 12 degrees 00'47" E, along said Easterly right of way line, a distance of 1,550.00 feet to the Point of Beginning of the herein described parcel; proceed thence N 12 degrees 00'47" E, a distance of 492.00 feet along said Easterly right of way line, thence N 89 degrees 57'20" E, a distance of 150 feet, thence N 12 degrees 00'47" E, a distance of 108.00 feet, thence S 89 degrees 57'20" W, a distance of 150.00 feet to a point on the Easterly right of way line of U.S. Highway No. 1, thence N 12 degrees 00'47" E, along said Easterly right of way line, a distance of 350.00 feet, thence N 89 degrees 57'20" E, a distance of 325.35 feet, thence S 0 degrees 02'40" E, a distance of 146.69 feet, thence N 89 degrees 57'20" E, a distance of 152.29 feet, thence S 03 degrees 13'48" E, along the West boundary of Hidden Key North, as recorded in Plat Book 28, page 129, a distance of 783.56 feet, thence S 89 degrees 57'20" W, a distance of 719.62 feet to the Point of Beginning.

LESS AND EXCEPTING THEREFROM THE FOLLOWING:

A parcel of land lying in the Northwest quarter of Section 4, Township 42 South, Range 43 East, Palm Beach County, Florida, being more particularly described as follows:

From the intersection of the Easterly right of way line of U.S. Highway No. 1 (State Road No. 5) with the South line of the Northwest quarter of said Section 4, run N 12 degrees 00'47" E, along said Easterly right of way line, a distance of 2,251.00 feet, thence S 77 degrees 59.13" E, a distance of 64.59 feet, thence N 89 degrees 57'20" E, a distance of 109.20 feet, thence N 00 degrees 02'40" W, a distance of 257.00 feet, thence N 89 degrees 57'20" E, a distance of 35.00 feet to the Point of Beginning; thence continue N 89 degrees 57'20" E, a distance of 170.00 feet, thence S 00 degrees 02'40" E, a distance of 100.00 feet, thence S 89 degrees 57'20" W, a distance of 170.00 feet, thence N 00 degrees 02'40" W, a distance of 100.00 feet to the Point of Beginning.

PARCEL TWO

A parcel of land lying in the Northwest quarter of Section 4, Township 42 South, Range 43 East, Palm Beach County, Florida, being more particularly described as follows:

Commencing at a point where the South line of the Northwest quarter of Section 4, Township 42 South, Range 43 East, intersects the Easterly right of way line of a public road 120.00 feet wide known as U.S. Highway No. 1 (State Road No. 5) run thence along said Easterly right of way line N 12 degrees 00'47" E, 2,042.00 feet to the Point of Beginning;

From the Point of Beginning continue N 12 degrees 00'47" E, a distance of 108.00 feet, thence along a line parallel with the South line of the NW 3 of said Section 4, N 89 degrees 57'20" E, 150.00 feet, thence along a line parallel with the Easterly right of way line of said U.S. Highway No. 1, S 12 degrees 00'47" W, a distance of 108.00 feet thence S 89 degrees 57'20" W, 150.00 feet to the Point of Beginning.

PARCEL THREE

An easement for drainage purposes and ingress and egress via boat contained in Cross Easement Agreements recorded in Official recorded in Official Records Book 3650, at Page 737, Official Records Book 3650, at Page 746, Official Records Book 3650, at Page 756, and Official Records Book 3650, at Page 763, of the Public Records of Palm Beach County, Florida.

B-1

EXHIBIT “C”

LANDLORD’S WORK

Landlord shall construct the improvements to the first floor of the Demised Premises, at Landlord’s cost and expense, in accordance with the Work Letter attached as Exhibit C-1 hereto and as more particularly shown on that certain space plan attached hereto as Exhibit “A” using standard building materials and shall deliver the Demised Premises in broom clean condition. Tenant acknowledges and agrees that Landlord shall construct the improvements to the second floor of the Demised Premises as shown on that certain space plan attached hereto as Exhibit “A” but that Landlord shall only conduct such Work to the extent that Tenant instructs Landlord to do so and the cost of such Work shall not exceed the Construction Allowance; it being understood and agreed that Tenant’s intention is to construct such second floor space utilizing the Construction Allowance. Tenant shall be responsible for any and all costs of construction in excess of the Construction Allowance. Landlord shall provide hot water to the kitchen areas and restrooms contained within the Demised Premises at Landlord’s sole cost and expense.

C-1-1

EXHIBIT “C-1”

Tenant Entries
Main tenant entries shall consist of one 3’-0” x 8’-0” solid-core-flush birch veneer door w/ a medium walnut stain “blend and tone” finish and five inch top rail (no thru bolting). Door hardware shall consist of with heavy -duty commercial mortised lever handle lockset and deadbolt; two pair of butt hinges, silencers, a closer and a floor-stop all in a polished chrome steel finishes.

Demising Partitions
Shall be constructed of 3-5/8” metal studs @ 24 “o/c. with one layer each side of 5/8” gypsum type X wallboard, and 4” acoustical insulation between. Partitions shall extend from the floor slab to the structural deck above and shall have 4” high vinyl base on the Tenant side(s).

Interior Tenant Partitions
Shall be constructed of 3-5/8” metal studs @ 24” o/c. with one layer of 5/8” gypsum type X wallboard on each side. Partitions shall extend from the floor slab to above the finish-ceiling plane, with bracing to the structural deck, and shall have 4” high vinyl base on each side.

Interior Tenant Doors
Shall be 3’-0” x 8’-0” solid-core-flush birch veneer door w/ a medium walnut stain “blend and tone” finish to match entry door. Hardware package shall consist of commercial grade “AL Series” lever-sets to match entrance door hardware; two pair of butt hinges, silencers, and a floor-stop all in a polished chrome steel finish.

Suspended Acoustical Ceiling
Ceiling tile- Cortega bevel tegular tile # 2195 by Armstrong, 24” x 24”acoustical panels with reveal edges and a white factory finish. Ceiling grid - shall be an exposed 9/16” wide “fine-line” grid in a matching white factory finish. Structure permitting, ceilings to be 9’-0”.

Painting
Shall be two coats of eggshell finish latex paint on all gypsum wallboard walls, soffits and similar surfaces. Door frames and other metal surfaces to be painted shall receive two coats of semi-gloss finish oil-base enamel. Wood doors shall receive a stained & sealed finish. All paint and stain colors, excepting at Tenant entries (which shall conform to building standards), shall be selected by Tenant from manufacturers’ standard color palettes.

Carpeting
Shall be 30-oz. loop pile solution dyed nylon, installed by direct glue-down with 4” rubber cove base as standard. Carpet and base shall be selected by the Tenant from the standard range of colors offered by Landlord.

Window Treatment
Shall be 1” wide horizontal aluminum blinds in the standard building color, with matching housing and hardware. Suites with sliding glass door/windows to balconies will receive individually operated fabric or clothe vertical blinds as selected from Landlord standard finishes.

Lighting
Shall be 2’ x 4’ reflective parabolic fixture with energy efficient ballast and standard lamps.

Light Switches
Shall be white/ivory, toggle type switch with white/ivory cover plate.

Wall Receptacles
Shall be white/ivory as selected by Tenant, two pole, and fully grounded units with white/ivory cover plates.

Telephone / Data Wall Outlets
Shall be installed with wall ring, blank plate and conduit stub in ceiling, wiring to be furnished by Tenant’s service provider.

Emergency Exit Lighting and Exit Signs
Shall include items required by code and connected to Building Fire Alarm Monitoring Panel where appropriate.

HVAC System
Shall be locally zoned VAV boxes to 2’ x 2’ white perforated face metal panel diffusers set flush with the suspended ceiling system. Tie-in to energy management system and override switch for accessing overtime air conditioning on thermostat is included.

Telecommunications - Fiber Optic and CATV
The Complex is equipped with fiber optic and CATV serviced by BellSouth and Adelphia Cable, respectively.

Fire Sprinklers
Shall be concealed head units with white factory finished covers and centered in the ceiling grid. Heads shall be provided to meet code and building insurance requirements. Special Tenant requirements may be additional.

C-1-2

Lessee Identification Signage
Shall be included at the primary entrance to the suite and in the main building directory located on the main lobby level. Landlord’s graphics consultant will design signage with information furnished by Tenant.

C-1-3

EXHIBIT “D”

TENANT’S WORK

SECTION 1: TENANT’S WORK

Tenant at its sole cost and expense shall perform, or Landlord at Tenant’s expense (if Landlord performs Tenant’s Work) shall perform all work, other than that to be performed by Landlord as set forth in Exhibit “C,” required to complete the Demised Premises to a finished condition ready for the conduct of business therein.

Tenant’s work shall conform to procedures and schedules as set forth in this Lease and all Exhibits attached thereto and shall include without limitation the following:

A.	Design Drawings and Working Drawings and Specifications:

Design Drawings and working drawings and specifications as set forth in Section 2 of this Exhibit.

B.	Construction:

Construction work in accordance with the requirements as set forth in Section 3 of this Exhibit.

C.	Criteria:

The criteria and/or outline specifications as set forth herein represent minimum standards for the design, construction and finish of the Demised Premises by Tenant.

1. General:

a.
Jurisdiction and Codes: The project is being developed in and under the jurisdiction of the City of Palm Beach Gardens, Florida. All design and construction work shall comply with all applicable statutes, ordinances, regulations, laws and codes, including without limiting the foregoing Standard Building Code; The National Electric Code; the Guide of the American Society of Heating, Refrigerating and Air Conditioning Engineers; all legal requirements regarding access and facilities for handicapped or disabled persons including, without limitation, and to the extent applicable, the federal Architectural Barriers Act of 1988 (42 U.S.C. Sec. 4151, et. seq.), the Fair Housing Amendment Act of 1988 (42 U.S.C. Sec. 3601, et. seq.), the Americans with Disabilities Act of 1990 (42 U.S.C. Sec. 12101 et seq.), and the Rehabilitation Act of 1973 (29 U.S.C. Sec. 794); requirements of Landlord’s fire insurance underwriter; City of Palm Beach Gardens requirements pertaining to service and utilities furnished by the City; Florida Power & Light Company and Southern Bell Telephone Company requirements; and all applicable State and Local Building and Safety Codes, Orders and Ordinances. Tenant and Tenant’s Architect shall each have total responsibility for compliance with all applicable federal, state and local building and safety codes, orders and ordinances for Tenant’s occupancy type and each shall have total responsibility for the adequacy and safety of the design of the Demised Premises. If required by Landlord, Tenant shall obtain all necessary approvals and permits.

b.
Permits and Approvals: Prior to the commencement of construction, building and other permits shall be obtained and posted in a prominent place within the Demised Premises. Landlord’s written approval shall be obtained by Tenant prior to the undertaking of any construction work which deviates from Tenant’s working drawings and specifications, as approved by Landlord, or the undertaking of any modifications whatsoever to Landlord’s building shell and/or utilities and other work not explicitly shown on said working drawings and specifications. Landlord’s approval of the foregoing shall not constitute the assumption of any responsibility therefor by Landlord including, without limitation, responsibility for the adequacy, soundness, accuracy or sufficiency thereof, and Tenant shall be solely responsible therefor.

c.
Design Loads: Structural system has been designed to carry a live load of 80 lbs. per sq. ft. plus 20 lbs. per sq. ft. partition allowance and Tenant shall not impose any live load in excess of the foregoing.

d.
Standard Project Detail Manual: Whenever in this Exhibit or anywhere else in this Lease the words "Standard Project Detail Manual" are used, it shall mean the Standard Project Detail Manual as issued and from time to time amended by Landlord. The Standard Project Detail Manual as it pertains to Tenant’s Work shall govern with respect to such work. Such details shall be incorporated into the working drawings and specifications for the Demised Premises.

e.	Materials:

1)	Only new, first-class materials shall be used in the construction of the Demised Premises.

2)
In order to expedite the performance of Tenant’s work, assure the consistency and high quality of materials used in the Project and to minimize the negative effects and delays which result from numerous contractors within the Project delivering materials to the Project, Landlord shall have the option of pre-purchasing any materials to be incorporated into Tenant’s work. As to any items pre-purchased by Landlord, Tenant agrees to purchase the same from Landlord in the performance of Tenant’s work whether such work is performed by Landlord or Tenant. It is presently contemplated that the following items may be pre-purchased by Landlord:

(a)	gypsum wall board and metal studs.

(b)	light fixtures.

(c)	doors, frames and hardware.

(d)	sound insulation.

(e)	diffusers and grilles.

(f)	4" high vinyl base.

(g)	ceiling systems.

(h)	1" horizontal aluminum window blinds.

At such time as Landlord approves Tenant’s working drawings and specifications, Landlord shall advise Tenant of the items which have been pre-purchased and are to be used by Tenant in the performance of Tenant’s work. The cost to Tenant to purchase such materials from Landlord shall be the total of the following:

(i)
The cost expended by Landlord to purchase the materials to be used by Tenant plus any handling charges, delivery charges, shipping charges, hoisting charges, storage charges, taxes and fees thereon; and

(ii)	Any taxes and fees payable by reason of the sale of the material to Tenant.

D.	Architectural:

1.	Entrances: Entrances to individual Tenant space shall be in accordance with the Standard Project Detail Manual. Individual tenant entrances must be approved by Landlord.

2.	Floors: Floor coverings used in all tenant spaces shall be subject to Landlord’s approval.

3.	Partitions:

a.
All interior partitions shall be of metal stud construction and shall have gypsum board finish on all sides with taped and spackled joints. Any combustible materials applied to partitions shall receive a fire retardant coating, proof of which shall be furnished to Landlord upon request.

b.	Tenant to install sound insulation in partitions where space abuts public spaces and adjacent tenants, in accordance with Standard Project Detail Manual.

c.	All partitions and columns are to be finished in accordance with Standard Project Detail Manual.

4.	Door, frames and hardware:

a.	All doors to be full height, material and finish to be as described in the Standard Project Detail Manual.

b.	All door frames are to be hollow metal fully welded per Standard Project Detail Manual.

c.
All hardware per Standard Project Detail Manual. All hardware to be commercial grade finish and labeled as required. All doors shall have 2 pair butts, wall or floor stops, kick plates, locksets and push plates as required. All doors shall have hardware as required by Code.

5.
Ceilings: Ceilings will be installed throughout the Demised Premises. Finished ceiling height from structural concrete floor shall be 8'10." Ceiling system will be modular suspended grid system; double-tee suspension grid per Standard Project Detail Manual.

6.	Base: All base will be per Standard Project Detail Manual. Base will be 4" high wood base.

7.	Special Uses and Modifications: All special uses and modifications will be subject to Landlord’s written approval.

a.	Special Uses Restrooms, computer rooms, kitchens, vaults, and any item exceeding the live load limitations in this Exhibit "D" will be subject to Landlord’s specific written approval.

b.	Modifications to Building: Stairs, elevators, dumbwaiter, penetrations and shaft areas will be subject to Landlord’s written approval.

8.	Graphics: See Exhibit "C" for graphic requirements.

E.	Structural:

1.
Any alterations and/or additions and/or reinforcements to Landlord’s structure to accommodate Tenant’s Work shall be subject to prior written approval of Landlord. Tenant shall leave Landlord’s structure as strong or stronger than original design and with finishes unimpaired. All fireproof protection work shall be repaired by Landlord’s Contractor at Tenant’s expense.

2.
Concrete floor penetrations and structural openings required by Tenant shall be performed by Tenant, at Tenant’s expense, to Landlord’s satisfaction. These items shall be engineered to accommodate existing conditions, and the plans therefor are subject to Landlord’s prior written approval.

3.	Roof penetrations required by Tenant (cutting of roof and deck material and the repair of same) shall be performed by Landlord’s roofing contractor at Tenant’s expense.

4.	Structural supports and curbing required for openings shall be performed by Tenant, at Tenant’s expense, to Landlord’s satisfaction.

F.	Mechanical:

1.
If Landlord determines, in its sole discretion, that as a result of Tenant’s use or operation of the Demised Premises, or Tenant’s design requirements being in excess of those design standards set forth in Exhibit "C,” that additional ventilation and air conditioning equipment is required for the Demised Premises, Landlord may, at its option, furnish and install at Tenant’s sole cost and expense, including plans and specifications, such additional ventilation and air conditioning equipment, which ventilation and air conditioning equipment may include but shall not be limited to the following:

a.	Individual toilet/kitchen exhaust systems.

b.	Additional equipment which may be required as a result of special Tenant conditions to cure any dissipation of unacceptable or contaminated air.

c.	Devices or systems necessary to provide make up air for any Tenant installed system or appliance or Tenant’s operation, (e.g. hoods, special duct work and temperature control equipment).

d.	Special devices and systems which may be required for the operation of Tenant’s business over and above the normal business hours of the Project, if permitted by Landlord.

2.
It is understood and agreed that Tenant shall pay the cost of any of the equipment and devices required to be installed within the Demised Premises as aforesaid and shall reimburse Landlord within ten (10) days after billing for the costs and expenses incurred by Landlord in installing such equipment and devices plus an administrative charge of 15% of such costs and expenses incurred by Landlord.

3.
Plumbing: Tenant shall not be required to install any plumbing in the Demised Premises. In the event that Landlord permits Tenant to install any plumbing within the Demised Premises, Tenant shall comply with the following:

a.
All interior tenant plumbing shall be furnished and installed by Tenant. Tenant will connect its sewer piping to the sewer branch provided by Landlord at a point as directed by Landlord. Tenant will connect sanitary ventilation piping into Landlord’s system at points as directed by Landlord. Tenant shall provide all necessary toilet exhaust ventilation to a point as directed by Landlord in accordance with code requirements. Tenant shall provide within the Demised Premises an accessible clean-out, as directed by Landlord.

b.	All plumbing lines shall be installed at locations as directed by Landlord.

c.
Tenant shall furnish and install plumbing fixtures and distribution systems including all roughing-in and final connections for same. This shall include without limitation hot and cold water lines, drains and vents, electric water heaters and complete installation of and final connections to Tenant’s specialty equipment.

4.	Any separate water and sewer service supplied to the Demised Premises is to be separately metered by Tenant per Standard Project Detail Manual.

5.
Tenant shall install heating, air conditioning and ventilation as required by Exhibit "C.” Tenant shall furnish and install any required duct work off of the main duct for air distribution within the Demised Premises. In the event Tenant desires additional heating in the Demised Premises, then Tenant shall provide and install the same by use of electrical duct heaters to be located entirely within the Demised Premises.

6.
Tenant shall furnish Landlord with plans and specifications for the heating, ventilating and air conditioning system to be installed by Tenant, which plans and specifications shall be reviewed by an outside engineer selected by Landlord. In connection with the outside engineer’s review of the plans and specifications for the heating, ventilating and air conditioning system, Tenant shall pay to Landlord the following fee:

a.	If the Demised Premises contains less than 2,000 square feet of Rentable Area, then the fee shall be Three Hundred and 00/100 Dollars ($300.00), and

b.
If the Demised Premises contains more than 2,000 square feet of Rentable Area, then the fee shall be Three Hundred and 00/100 Dollars ($300.00) plus Four Cents ($.04) per square foot of Rentable Area contained within the Demised Premises in excess of 2,000 square feet of Rentable Area.

G.	Electrical:

1.	Tenant shall furnish and install all electrical work for the Demised Premises, including the following:

a.	Electric service to the Demised Premises as required by Exhibit "C.”

b.	Panelboard(s), distribution center, conduits and all branch wiring, transformers, outlet boxes, feeders and final connections to all electrical devices.

c.	All Tenant lighting fixtures, lamps, convenience outlets, time clocks, etc., and all related conduits and wiring. All lighting fixtures shall be per Standard Project Detail Manual.

d.	Telephone equipment, conduits and wire from central distribution point outside the Demised Premises to and within the Demised Premises and related items for same.

e.	Television and security alarm equipment, if any, and all conduits, wiring and related items for same.

f.	Exit and emergency lighting as required by governing codes and as per Standard Project Detail Manual.

g.	The installation within the Demised Premises shall provide twenty percent (20%) spare circuit capacity available at panel boards.

h.	No exterior antennas or aerials will be permitted.

H.	Fire Protection:

Fire extinguishers and other equipment within the Demised Premises in accordance with Landlord’s insurance underwriters, applicable fire rating inspection bureau and Code requirements.

I.	Tenant’s Other Work:

All other work to complete the Demised Premises except such work required of Landlord under Exhibit "C.”

SECTION 2: PROCEDURES AND SCHEDULES FOR THE COMPLETION OF DRAWINGS AND SPECIFICATIONS

All prints, drawing information and other material to be furnished by Tenant as required hereinafter shall be addressed to: Gardens Plaza Investors, LLC, c/o Berwind Property Group, Ltd., 770 Township Line Road, Suite 150, Yardley, PA 19067, Attention: Asset Manager.

A.	Space Layout Drawings:

Following execution of this Lease, Landlord shall furnish Tenant with two (2) sets of prints of Space Layout Drawings, giving technical and design information relative to the Demised Premises.

B.	Design Drawings:

1.
Within thirty (30) days from receipt of Space Layout Drawings from Landlord, Tenant shall submit to Landlord (i) one set of CAD Plans, (ii) four (4) sets of prints, and (iii) one (1) set of reproducible transparencies of Design Drawings, showing intended design and finishing of the Demised Premises ("Design Drawings"). Tenant’s Design Drawings shall comply with all provisions of this Lease, the Exhibits and the Standard Project Detail Manual. Said Design Drawings shall include, but not be limited to, the following:

a.	Architectural Design of Space, including drawings.

b.
Electrical System: Floor and reflected ceiling plans showing outlets, type of lighting fixtures if other than building standard, other electrical equipment contemplated, location of panel and switchboards, and service design to Landlord’s distribution center.

c.	Plumbing System: Location and type of fixtures including plumbing layout, if any.

d.	HVAC System: Complete layout of system. Location and type of unit for special individual Tenant air conditioning (if permitted) in addition to central system.

e.	Sample of all materials and finishes.

2.	After receipt of Design Drawings, Landlord shall return to Tenant one (1) set of prints of Design Drawings with its suggested modifications and/or approval.

3.
If Design Drawings are returned to Tenant with comments, but not bearing approval of Landlord, said Design Drawings shall be immediately revised by Tenant and resubmitted to Landlord for approval within ten (10) days of their receipt by Tenant.

C.	Working Drawings and Specifications:

1.
Following the date on which Design Drawings bearing Landlord’s approval (with or without suggested modifications) are returned to Tenant, Tenant shall authorize its Architect to proceed with the preparation and completion of working drawings and specifications for Tenant’s Demised Premises based on the Design Drawings as approved by Landlord.

2.
Tenant shall engage a Professional Engineer and/or Architect registered in the State of Florida for the purpose of preparing working drawings and specifications for the Demised Premises. Working drawings and specifications shall be prepared in strict compliance with the Lease, the Exhibits and the Standard Project Detail Manual, including, without limitation, the requirements as set forth in Section 2 of this Exhibit and shall adhere to the Design Drawings as approved by Landlord. Tenant shall cause all working drawings and specifications to be sealed with the seals of such professionals as are required to obtain all permits and approvals. All working drawings and specifications shall be submitted by Tenant, in the form of one (1) set of reproducible prints and three (3) sets of blueline prints, to Landlord for approval within ten (10) days from receipt by Tenant of Landlord’s approval of Design Drawings. Tenant shall cause its Architect and all other professionals employed by Tenant in connection with the preparation of the working drawings and specifications to field inspect the Demised Premises. The fees for Tenant’s Architect and other professionals shall be paid by Tenant.

3.	Landlord shall have the right to require all the work which does not comply with any of Tenant’s working drawings and specifications to be corrected.

4.	Any submission by Landlord or its Architect to Tenant which is neither approved nor disapproved within five (5) business days after submission shall be conclusively deemed to be approved by Tenant.

D.	Certificate of Acceptance:

1.
Upon the completion of Tenant’s construction within its Demised Premises, Landlord shall inspect the Demised Premises, and if such premises are acceptable, shall issue a Certificate of Acceptance of said premises. The issuing of such a Certificate shall be contingent upon all of the following which shall be done by Tenant and/or furnished to Landlord by Tenant, and which Tenant hereby covenants to do:

a.
The satisfactory completion by Tenant of the work to be performed by Tenant under this Lease, the Exhibits and the Standard Project Detail Manual, in accordance with the working drawings and specifications therefor, as approved by Landlord.

b.
Waivers and Releases of Liens and sworn statements, in such form as may be required by Landlord, from all persons performing labor and/or supplying materials in connection with such work showing that all of said persons have been compensated in full.

c.	A detailed breakdown of Tenant’s final and total construction costs, together with receipted invoices showing payment thereof.

d.	Warranties for workmanship, materials and equipment as required in Section 3 of this Exhibit "D.”

e.	Tenant shall have paid Landlord all sums due Landlord with respect to the performance of Tenant’s Work and for all other work for which Tenant is required to reimburse or pay Landlord.

f.	A duly issued Certificate of Occupancy for the Demised Premises.

g.	A duly issued electrical Certificate as required by Landlord or its fire underwriter.

h.	A complete set of "As-Built" drawings and CAD Plans showing the location of all improvements installed by Tenant.

2.	All references in the Lease, this Exhibit and other Exhibits to Landlord’s Architect and Landlord’s Engineer shall refer to, at Landlord’s option, Landlord’s Project Manager and/or Tenant Coordinator.

SECTION 3: PROCEDURE AND SCHEDULES FOR THE CONSTRUCTION OF THE DEMISED PREMISES BY TENANT

A.	Commencement of Construction:

Tenant shall commence construction of the Demised Premises not later than fifteen (15) days from either of the following dates, whichever shall be the later to occur, and shall complete such construction with all due diligence:

1.
The date of written notice from Landlord to Tenant that Landlord has substantially completed the work to be performed by Landlord (other than such work which cannot be performed by Landlord until Tenant makes the Demised Premises ready for the performance thereof) and that the Demised Premises are ready for Tenant’s Work, or

2.	The date on which working drawings and specifications for the Demised Premises are approved by Landlord.

B.	General Requirements:

1.
All contractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s General Contractor and other Contractors on the job. All work shall be coordinated with the general project work and be done in a workmanlike manner to the complete satisfaction of Landlord.

2.
Construction shall comply in all respects with all applicable Federal, State, County and Local statutes, ordinances, regulations, laws, rules, orders and codes, and construction shall not commence unless Tenant shall have obtained and furnished to Landlord evidence that a building permit has been granted from the governing body issuing such permits. Landlord may, at its option, pay the cost for the approval and/or building permits, as aforesaid, and Tenant shall reimburse Landlord for the cost thereof.

3.
In addition to Landlord’s rights to perform all or any portion of Tenant’s Work as set forth in the Lease, Landlord shall have the right to perform on behalf of and for the account of Tenant any of Tenant’s Work which Landlord determines shall be so performed. Such work shall be limited to work which Landlord deems necessary to be done on an emergency basis or which pertains to structural components, the general utility systems for the Project or the erection of temporary safety barricades and temporary signs, per Landlord’s Standard Project Detail Manual, during construction and/or the period following the opening of the Project. Any Tenant work performed by Landlord here under shall be reimbursed by Tenant to Landlord within ten (10) days after Landlord’s statement therefor.

4.	Tenant’s Work shall be subject to inspection of Landlord, Landlord’s Architect and its General Contractor.

5.	Tenant shall apply and pay for all electric meters and water meters.

6.	Tenant shall submit to Landlord by certified mail, at least ten (10) days prior to the commencement of construction, the following:

a.	The names and addresses of the General, Mechanical and Electrical Contractors Tenant intends to engage in the construction of its Demised Premises.

b.	The actual commencement date of construction and the estimated date of completion of construction work, fixturing work, and date of projected opening.

c.
Evidence of insurance as called for herein Tenant shall secure, pay for and maintain, or cause its contractor(s) to secure, pay for and maintain, during the construction and fixturing work within the Demised Premises, all of the insurance policies required and in the amounts as set forth herein. Tenant shall not permit its contractor(s) to commence any work until all required insurance has been obtained and certified copies of policies have been delivered to Landlord.

Insurance: Tenant shall secure, pay for and maintain, or cause its contractor(s) to secure, pay for and maintain during the construction and fixturing work within Demised Premises, the following insurance and in the amounts as set forth below.

i.	Tenant’s General Contractor’s and Subcontractors’ Required Minimum Coverages and Limits of Liability:

(a)
Worker’s Compensation, Employer’s Liability Insurance with minimum limits of the greater of One Hundred Thousand and 00/100 Dollars ($100,000.00) or the amount as required by state law and any insurance required by any Employee Benefits Act or other statutes applicable where the work is to be performed.

(b)
Commercial General Liability Insurance (including Contractor’s Protective Liability) in an amount not less than One Million and 00/100 Dollars ($1,000,000.00) per person and Three Million and 00/100 Dollars ($3,000,000.00) per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of Three Million and 00/100 Dollars ($3,000,000.00). Such insurance shall also provide for coverage for damage caused by, but not limited to, blasting, explosion, collapse, structural injury and/or coverage for damage to underground utilities, and contractual liability coverage and shall insure the General Contractor and/or Subcontractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others and arising from his operations under the Contract and whether such operations are performed by the General Contractor, subcontractors or any of their subcontractors, or by anyone directly or indirectly employed by any of them.

(c)
Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automobiles, trucks, trailers, tractors, motorcycles or other automotive equipment, owned, hired, and non-owned in the following minimum amounts:

(i) Bodily injury, each person$1,000,000.00

(ii) Bodily injury, each occurrence$3,000,000.00

(iii) Property damage liability$ 250,000.00

(d)
Such insurance shall insure the General Contractor and/or Subcontractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others arising from his operations under the Contract and whether such operations are performed by the General Contractor, Subcontractors, or any of their Subcontractors or by anyone directly or indirectly employed by any of them.

ii.
Tenant’s Protective Liability Insurance. Tenant shall provide Owner’s Protective Liability Insurance as will insure Tenant against any and all liability to third parties for damage because of bodily injury liability (or death resulting therefrom) and property damage liability of others or a combination thereof which may arise from work in the completion of the Demised Premises, and any other liability for damages which the General Contractor and/or Subcontractors are required to insure under any provisions herein. Landlord and Landlord’s Architect shall be named as additional insureds and the insurance policies shall contain a clause that ten (10) days prior written notice must be given to Landlord before cancellation. Said insurance shall be provided in minimum amounts as follows:

(a) Bodily injury, each person $1,000,000.00

(b) Bodily injury, each occurrence $3,000,000.00

(c) Property Damage, each occurrence $1,000,000.00

(d) Property Damage, aggregate $1,000,000.00

iii.
Tenant’s All-Risk and Builders’ Risk Insurance. Tenant shall provide a completed Value Form “All Physical Loss” Builders’ Risk coverage on its work in the Demised Premises as it relates to the building within which the Demised Premises is located, naming the interests of Landlord, its General Contractor and all Subcontractors, as their respective interest may appear.

iv.
All insurance policies shall name Landlord, any mortgagee of the Project or any portion thereof and Landlord’s General Contractor, as additional insureds. Certificates of insurance shall provide that no change or cancellation of such insurance coverage shall be undertaken without thirty (30) days prior written notice to Landlord. Tenant’s Contractor shall deliver the necessary insurance certificates to Landlord prior to commencing work.

1. Such other insurance as Landlord may reasonably require.

2. All of the foregoing policies of insurance shall be in amounts which meet Landlord’s minimum requirements for such insurance; which requirements may be re-determined by Landlord at any time, and from time to time, in its commercially reasonable judgment.

7.	On the completion of Tenant’s work, all facilities shall be in full use without defects.

8.	On the completion of Tenant’s work, warranties (one (1) year minimum) on all work materials and equipment as required by Landlord shall be provided to Landlord by Tenant.

9.
All work performed by Tenant during the Term shall be performed so as to cause a minimum of interference with other tenants and the operation of the Project. Tenant will take all precautionary steps to protect its facilities and the facilities of others affected by Tenant’s Work and properly police same. Construction equipment and materials are to be located in confined areas and truck traffic is to be routed in and from the site as directed by Landlord so as not to burden the construction and/or operation of the Project.

10.	Landlord shall have the right to order any Tenant or Tenant’s Contractor who violates the above requirements to cease work, and to remove himself, his equipment and his employees from the Project.

11.
Tenant shall pay or reimburse Landlord, as the case may be, for any fees, sums or other charges billed to Tenant or Landlord by any municipal or other governmental authority, entity or body arising out of or resulting from the performance of work within the Demised Premises or services to be provided to the Project. If any such fees, sums or other charges are not specifically imposed on account of the Demised Premises but includes the Demised Premises then Tenant shall be required to pay its allocable portion thereof as reasonably determined by Landlord.

12.	No approval or consent by Landlord is valid unless in writing, signed by Landlord.

13.
If Tenant enters the Demised Premises prior to the completion of Landlord’s Work as set forth in Exhibit "C" hereof, then Tenant shall be deemed to have assumed the risk of loss and damage to Landlord’s Work regardless of the cause of said loss or damage to Landlord’s Work.

C.	Temporary Facilities During Construction:

1.	Utility costs or charges for any service to the premises shall be the responsibility of Tenant from the date Tenant is obligated to commence Tenant’s Work.

2.
During construction, temporary electrical service (110 volt) may be provided by Landlord. Tenant shall request, in writing, permission to connect temporary lines in the power source for service to its premises. If provided by Landlord, the cost to Tenant for this service will be One Hundred Fifty And 00/100 Dollars ($150.00) per month or Fifteen Cents ($.15) per square foot of Rentable Area of the Demised Premises, per month, whichever is greater. Payment is to be remitted to Landlord by the first of each month, after service is initiated.

3.
During the period from the commencement of Tenant’s Work through the date that Tenant begins using the Demised Premises for its intended purpose, Tenant shall deposit all of its trash and debris in trash dumpsters provided by Landlord. Landlord shall provide trash removal service for such dumpsters. During such period, Tenant shall pay Landlord for such trash removal service a sum equal to TWENTY CENTS ($.20) per square foot of Rentable Area of the Demised Premises per month; such sum to be paid to Landlord within ten (10) days after billing therefor from time to time. Tenant shall not permit trash to accumulate within the Demised Premises or any other portion of the Project. Should this situation develop and Landlord be forced to remove Tenant’s trash, Tenant shall pay Landlord the cost to remove such accumulation of trash plus a (15%) administrative charge within ten (10) days after being billed therefor.

D.	Changes in Tenant’s Work:

Tenant shall not have the right to make any changes, alterations or modifications to the working drawings and specifications as approved by Landlord pursuant to Section 7.02(b) of this Lease. In the event that Landlord performs Tenant’s Work and Tenant requests and Landlord approves any changes, alterations or modifications to the working drawings and specifications, then the Cost of Tenant’s Work shall be adjusted to the amount as determined by Landlord, which adjustment shall, to the extent that it is an increase in the Cost of Tenant’s Work, be paid by Tenant to Landlord as an Additional Charge under the Lease.

EXHIBIT “E”

CLEANING SCHEDULE

A.	GENERAL CLEANING

I.	Office Area

(a)	Daily: (Monday through Friday excluding holidays)

1.	Empty waste receptacles. Landlord has the option of using trash liners.

2.	Dust and sweep all uncarpeted areas using dust and damp mop.

3.	Vacuum all rugs and carpeted areas. Spills will be cleaned as discovered or reported.

4.	Clean all drinking fountains and water coolers.

5.	Entrance glass doors are to be spot cleaned.

(b)	Weekly:

1.	Sweep and wet mop uncarpeted areas.

2.
Dust within normal reach all horizontal surfaces of office furniture, equipment, ledges, grill work and sills, remove fingerprints, smears and smudges, using chemically treated dust cloths. No items will be moved or removed from horizontal surfaces while dusting.

3.	Telephones are to be disinfected.

(c)	Monthly:

1.	Dust all vertical surfaces of office furniture and equipment.

(d)	Quarterly:

1.	All high and low dusting is to be performed.

2.	Sweeping along edges, vacuuming underneath furniture and in corners are to be performed.

3.	Horizontal blinds are to be dusted.

II.	Lavatories

(a)	Daily: (Monday through Friday excluding holidays)

1.	Sweep and wash floors with germicidal cleaner.

2.	Wipe clean all mirrors, shelves, bright metal work, flushometers and piping.

3.	Scour, wash, and disinfect with germicide all wash basins, commodes and urinals.

4.	Wash and disinfect both sides of commode seat.

5.	Empty and clean paper towel and sanitary disposal receptacles.

6.	Refill tissue holders, soap dispensers, towel dispensers and sanitary napkin dispensers.

7.	Spot wash all tile and partitions where needed.

8.	Trash receptacles are to be emptied.

(b) Monthly: Wash all wall tile and partitions.

(c) Semi-Annually: Clean grout and tile and machine scrub lavatory floors

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EXHIBIT “F”

RULES AND REGULATIONS

I.	Tenant shall not perform or permit any of the following acts to be performed by Tenant or its agents, employees, Tenant’s Contractors or invitees:

(1) Occupy the Demised Premises in any other manner or for any other purpose than as set forth in this Lease.

(2) Use or operate any machinery that, in Landlord’s opinion, is harmful to the Project or disturbing to tenants occupying other parts thereof. In the event certain construction work or procedures will create excessive noise or other disturbance, then such work shall be performed during non-business hours so as to avoid interfering with other tenants’ businesses being conducted within the Project.

(3) Place any weights in any portion of the complex beyond the safe carrying capacity of the structure. Landlord reserves the right to prescribe the weight and position of all safes and heavy equipment and installations which must be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance.

(4) Manufacture any commodity, or prepare or dispense any foods or beverages in the Demised Premises.

(5) Vacate or desert the Demised Premises during the Term, or permit the same to be empty or unoccupied.

(6) Permit any odor, noise, sound or vibration which may, in Landlord’s reasonable judgment, in any way tend to impair the use of any part of the Project or interfere with the business and/or occupancy of any other tenants, or make or permit any disturbances of any kind in the Project.

(7) Obstruct any plaza, galleria, promenade, corridors, sidewalks, halls, passageways, elevators, stairways or other Common Areas within the Project, nor use the same for any purpose other than ingress and egress to and from the Demised Premises, or use the same as a waiting room or lounging place for Tenant or its employees or invitees.

(8) Cover the windows and doors, except as directed by Landlord.

(9) Use or permit any of the toilet rooms, water closets, sinks or other apparatus or system to be used for any purpose other than those for which they were constructed, or permit any sweepings, rubbish, rags, ashes, chemicals, or refuse or other unsuitable substances to be thrown or placed therein.

(10) Place or allow to be placed any items on the outside of any building of the Project, on the windows, window sills or projections thereof or outside the blinds of the Demised Premises or any blinds located within the Project.

(11) Inscribe, paint or affix or permit to be inscribed, painted or affixed any sign, advertisement or notice on any part of the Project, inside or out, including the lobbies and elevators.

(12) Bring in or remove from the Project any heavy or bulky object except by experienced movers or riggers approved in writing by Landlord, it being understood that Tenant shall notify Landlord or its authorized agent or superintendent of the weight and size of the object involved and as to the time, method and manner for receiving the same; nor receive or remove from the complex any furniture or freight except during delivery hours as shall be designated by Landlord or authorized agent or building superintendent, such objects to be taken to or from the Demised Premises by elevator, unless otherwise ordered by Landlord. Notwithstanding said consent of Landlord, Tenant shall indemnify Landlord for, and hold Landlord harmless and free from damages sustained by person or property and for any damages or monies paid out by Landlord in settlement of any claims or judgments, as well as for all expenses and attorney’s fees, incurred in connection therewith and all costs incurred in repairing any damage to the complex or appurtenances.

(13) Keep any animals, bicycles or vehicles of any kind in or about the Demised Premises.

(14) Use or allow to be used in or about the Demised Premises any article or substance having an offensive odor, such as, but not limited to ether, naphtha, phosphorus, benzole, gasoline, benzine, petroleum or any product thereof, crude or refined earth or coal oils, flashlight powder, or other explosives, kerosene, camphene, burning fluid or any dangerous explosive or rapidly burning matter or material of any kind.

(15) Enter upon the roof of any building within the Project.

(16) Lay or put upon the floors, any varnish, stain, paint, linoleum, oil cloth, rubber or other air-tight covering (except carpeting), or fasten any articles or drill any holes, nails or screws to the walls, doors or partitions or paint, paper or otherwise cover the same or mark or break the same.

(17) Keep upon or attach to the Demised Premises any goods or chattels which are the subject of a security agreement or other secured transaction, and Tenant hereby agrees that all goods, property and chattels to be used or kept or to be attached upon the Demised Premises shall be owned by Tenant or leased by Tenant, provided, however, that no such leased goods, property or chattels shall be leased with the understanding that they shall be exempt from levy for rent, Base Annual Rent, Additional Charges or any other charges herein reserved as rent.

(18) Use electricity in the Demised Premises in excess of the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises nor connect any additional fixtures, appliances or equipment other than lamps, typewriters and similar small office machines to the building electric distribution system or make any alteration or addition to the electric system of the Demised Premises.

(19) Use any part of the Demised Premises as sleeping rooms or apartments.

(20) Use or occupy the Demised Premises or permit or suffer the same to be used or occupied in violation of the use regulation permit or statement of occupancy issued for said building or the Project or in violation of any statute, ordinance or any requirement of any public authority. In the event that any public authority shall hereafter at any time contend and/or declare by notice, violation, order or in any other manner whatsoever that the Demised Premises are used for a purpose which is a violation of such permit, statement of occupancy, statute, ordinance or other requirement, Tenant shall, forthwith upon written notice from Landlord, immediately discontinue such use of said Demised Premises. The statement in this Lease of the nature of the business to be conducted by Tenant in the Demised Premises or use of the Demised Premises by Tenant shall not be deemed or construed to constitute are presentation or guarantee by Landlord that such business is lawful or permissible under said permit or statement of occupancy or otherwise permitted by law.

(21) Attach any awnings, antennae or other projection to the roof or outside walls of the Demised Premises, the building or the Project.

(22) Waste electricity or water in the building or Demised Premises and shall cooperate fully with Landlord to assure the most effective operation of the building heating and air conditioning system.

(23) Install additional or different locks or bolts or revise the card access system. Tenant shall return all keys and access cards to Landlord upon termination of Lease.

(24) Allow peddlers or solicitors in the Project and shall report such persons to Landlord.

(25) Engage or pay any employees of the Project without approval from Landlord.

(26) Parking of automobiles except in parking spaces allocated to Tenant. Landlord may, but in no event be obligated to, tow any automobiles of Tenant’s employees which are parked in other than allocated spaces and the cost of such towing shall be reimbursed by Tenant to Landlord.

(27) Repair or replace any electric lamps, lights, bulbs, lighting fixtures or glass windows in the Demised Premises, as from time to time shall be necessary. Tenant shall advise Landlord of the necessity of all such repairs and replacements and Tenant shall pay to Landlord the cost to repair, replace and install the same, upon demand.

(28) Permit the overnight parking of automobiles by Tenant or its employees anywhere within the Project. In addition, if Tenant or any of its employees enter the employee parking area after 5 p.m. then they shall park only in such areas as may be designated by Landlord for after-hours parking.

(29) Permit smoking of any tobacco products anywhere within the Project, except in smoking areas specifically designated by Landlord.

(30) If the Demised Premises include access to a terrace, the following rules shall apply:

(a) No smoking shall be permitted on the terrace

(b) No furniture, planters or other personal property shall be placed on the terrace without the prior, written consent of Landlord, which may be arbitrarily withheld.

(c) In the event of a tropical storm or hurricane watch or warning, Tenant shall immediately bring all personal property in from the terrace and shall keep the terrace vacant until such watch or warning is lifted.

(d) The door from the terrace into the Demised Premises shall be kept closed at all times.

(e) The door from the terrace to the Demised Premises shall be locked except during business hours.

(f) The drains on the terraces shall not be blocked by any personal property or any debris.

II.	Landlord shall have the right, but shall be under no obligation, to do the following things (at any time or times and from time to time) in or about the Demised Premises and the Project:

(1) Control and prevent access to any part of the Project by all persons whose presence in the judgment of Landlord, or Landlord’s employees, will be prejudicial to the safety, character, reputation or interest of the Project and its respective lessees.

(2) Prevent access to the Project by any person during any invasion, mob, riot, public disturbance or other commotion by closing the doors or otherwise.

(3) During any time other than business hours, refuse access to the Project to any person unless any such person seeking admission is known by the watchman or other person in charge of the security of the Project to have the right to enter the Project or the Demised Premises, unless such person is properly identified and produces a key to the Demised Premises.

(4) Prescribe the method and manner in which any merchandise, furniture or heavy or bulky objects shall be brought in or taken out of the Project and the hours when the same shall be done as well as the right to limit and prescribe the weight, size and proper position thereof.

(5) Install, place upon or affix to the roof or exterior walls of the Demised Premises and/or the Project, equipment, signs, displays, antennae and any other object or structure of any kind provided the same shall not interfere with Tenant’s occupancy.

(6) Maintain either manually operated elevator service or automatic operated elevator service, or part one and part the other, and change in whole or in part from one to the other.

III.
Landlord shall not be responsible to Tenant for the non-observance or violation by any other tenant of any of the rules and regulations as set forth herein, as the same may be modified, amended, altered or expanded, or for the violation by any tenant of any of the terms, covenants and conditions of such tenant’s lease. Furthermore, Landlord shall not be responsible for any waiver or failure to enforce any of the rules and regulations, as the same may be modified, amended, altered or expanded, or for the waiver or failure by Landlord to enforce against a tenant any of the terms covenants and conditions set forth in that tenant’s lease.

EXHIBIT “G”

DEFINITIONS

The following are definitions of terms contained within the Lease and wherever used in the Lease shall have the meaning defined below.

(a) “Additional Charges” or “Additional Charge” - The term “Additional Charges” or “Additional Charge” as used herein shall mean all sums of money and charges required to be paid by Tenant under this Lease (exclusive of Base Annual Rent) which sums shall be considered as additional rent under this Lease whether or not the same be designated as additional rent, “Additional Charges” or “Additional Charge.” Additional Charges shall include, but not be limited to, (i) sales tax on Base Annual Rent, (ii) “Taxes” (as hereinafter defined in Section 4.01), (iii) “Common Area Expenses” (as hereinafter defined in Section 5.01.) and (iv) sales tax on any other sum, or charge, due under the Lease. Unless specifically set forth otherwise in this Lease, all Additional Charges under this Lease shall be paid in the same time and manner as Base Annual Rent is required to be paid in Section 3.01 hereinabove.

(b) “Common Areas” - The term “Common Areas” means all areas and all improvements thereto which may from time to time be located within the Project or installed by Landlord to serve the Project and which are not held for the exclusive use of Tenant or any other tenant of the Project. Common Areas shall include, without limitation, all entrances, exits, driveways, delivery passages, parking garages, loading docks, trash container/compactors, roofs, manager’s office, ramps, tunnels, basements, sidewalks, stairways, stairwells, skyways, all exterior surfaces of any buildings or other improvements located within the Project, walkways, balconies, terraces, traffic and directional signage, signs, fountains, parks, seating areas, courtyards, lobbies, promenades, hallways, corridors, equipment rooms and telephone rooms, heating, ventilating and air conditioning systems, electrical systems, mechanical rooms, elevators, elevator lobbies, elevator shafts, escalators, landscaped and planted areas, storage rooms, cleaning and equipment rooms, restrooms, transformers, telephone rooms and comfort and first aid stations, utility lines and other areas, facilities, equipment and improvements.

(c) “Delivery Date” - The term “Delivery Date” shall mean the date when Landlord gives Tenant notice that Landlord has substantially completed Landlord’s Work as described in Exhibit “C” such that Tenant is able to perform Tenant’s Work without unreasonable interference.

(d) “Project” - The term “Project” shall mean that certain real property located in the City of Palm Beach Gardens, Palm Beach County, Florida, as more particularly described in Exhibit “B” of the Lease and the development thereon as the same may exist from time to time, which shall include, but not be limited to, all buildings, parking garage structures, courtyards, fountains, streets, landscaped areas, parks, and other improvements and amenities which are constructed and developed on the said real property, together with such other facilities and improvements as the same may exist from time to time which are not within said real property but are used in conjunction with the operation of the Project.

(e) “Rentable Area” - The term “Rentable Area” shall mean the square footage contained within the Demised Premises as set forth on the Lease Summary, which figure shall be conclusively binding upon Landlord and Tenant. The Rentable Area of any building shall include all elements within the dominant exterior wall surface of such building, exclusive of vertical penetrations such as stairwells, elevator shafts and vertical mechanical penetrations and those areas devoted exclusively to the use and operation of the Parking Garage.

(f) “Rent Commencement Date” - The term “Rent Commencement Date” shall be the same date as the Commencement Date.

(g) “Tenant’s Proportionate Share” - For all purposes under this Lease, Tenant’s Proportionate Share shall be a fraction, the numerator of which shall be the rentable area contained in the Demised Premises and the denominator of which shall be the rentable area contained within the Project, excluding the total rentable area in all excluded parcels, if any, as of the first day of the calendar month for which the computation is made. Tenant’s Proportionate Share is initially 8.49%.

(h) “Term” - The term “Term” shall mean the initial term as set forth in Section 2.01 and any additional period of time for which the initial term shall be extended or renewed pursuant to the terms and conditions contained herein or as otherwise provided in any written agreement between Landlord and Tenant.

(i) “Lease” - The term “Lease” shall mean this agreement including without limitation all Riders, Exhibits, Schedules annexed thereto and made a part thereof, and all amendments, supplements or any other agreement respecting this agreement as may be executed between the parties hereto or their respective successors and assigns.

(j) “Lease Month” - The term “Lease Month” shall be defined as those successive calendar month periods beginning with the Rent Commencement Date and continuing throughout the Term; provided, however, if the Rent Commencement Date is a day other than the first day of a calendar month, then the first Lease Month shall include that period of time from the Rent Commencement Date up to the first day of the next calendar month, and each subsequent Lease Month shall be a calendar month period beginning on the first day of such month.

G-1

(k) “Lease Year” - The term “Lease Year” shall be defined as that twelve (12) month period during the Term commencing on the Rent Commencement Date or the annual anniversary thereof, as may be applicable; provided, however, that if the Rent Commencement Date is a day other than the first day of a calendar month, then the first Lease Year shall include that period of time from the Rent Commencement Date up to the first day of the next calendar month, and any subsequent Lease Year shall be the twelve (12) month period beginning on the first day of such month.

(l) “Tenant’s Work” - The term “Tenant’s Work” shall mean the work to be performed pursuant to Exhibit “D” of the Lease, if any.

G-2

EXHIBIT “H”

INTENTIONALLY DELETED

H-1

EXHIBIT “I”

TENANT’S BANKRUPTCY

In the event of Tenant’s Bankruptcy, Landlord at its option may, in addition to all other rights and remedies provided in the Lease at law or in equity, terminate this Lease by giving written notice to Tenant. If termination of this Lease shall be stayed by order of any court having jurisdiction over any bankruptcy or insolvency proceeding or by federal or state statute, then, following the expiration of any such stay, or if Tenant or Tenant as debtor-in-possession or the trustee appointed in any such proceeding (being collectively referred to as “Tenant” only for the purposes of this Exhibit “I”) shall fail to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within fifteen (15) days after entry of the order for relief or as may be allowed by the court, or if Tenant shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Demised Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligation under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on fifteen (15) days’ notice to Tenant and upon the expiration of said fifteen (15) day period this Lease shall cease and expire as aforesaid and Tenant shall immediately quit and surrender the Demised Premises as aforesaid. Upon the termination of this Lease as provided above, Landlord, without notice, may re-enter and repossess the Demised Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise. For the purposes of this Lease, adequate protection of Landlord’s right, title and interest in and to the Demised Premises, and adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, shall include, without limitation, the following requirements:

1. that Tenant comply with all of its obligations under this Lease, including, without limitation that:

(a) Tenant pay to Landlord, on the first day of each month occurring subsequent to the entry of such order, or the effective date of such stay, a sum equal to the amount by which the Demised Premises diminished in value during the immediately preceding monthly period, but, in no event, shall such amount be less than the aggregate Base Annual Rent, Common Area Expenses and Additional Charges payable for such monthly period;

(b) Tenant continue to use the Demised Premises in the manner originally required by the Lease;

(c) Landlord be permitted to supervise the performance of Tenant’s obligations under this Lease;

(d) Tenant pay to Landlord within fifteen (15) days after entry of such order or the effective date of such stay, as partial adequate protection against future diminution in value of the Demised Premises and adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, an additional security deposit in an amount acceptable to Landlord;

(e) Tenant has and will continue to have unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease;

(f) if Tenant assumes this Lease and proposes to assign the same (pursuant to Title 11 U.S.C. 365, or as the same may be amended) to any person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to such court having competent jurisdiction over Tenant’s estate, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person’s future performance under this Lease, including, without limitation, the assurances referred to in Title 11 U.S.C. 365(b)(3), as it may be amended, shall be given to Landlord by Tenant no later than fifteen (15) days after receipt by Tenant of such offer, but in any event no later than thirty (30) days prior to the date that Tenant shall make application to such court for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept, or to cause Landlord’s designee to accept, an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease; and

(g) if Tenant assumes this Lease and proposes to assign the same, and Landlord does not exercise its option as provided in subparagraph (f) hereinabove, Tenant hereby agrees that:

(1)
such assignee shall have a net worth not less that the net worth of Tenant as of the Commencement Date, or such Tenant’s obligations under this Lease shall be unconditionally guaranteed by a person having a net worth equal to Tenant’s net worth as of the Commencement Date;

(2)	such assignee shall not use the Demised Premises except subject to all the restrictions contained in this Lease;

(3)
such assignee shall assume in writing all of the terms, covenants and conditions of this Lease including, without limitation, all of such terms, covenants and conditions respecting the Permitted Use and payment of Base Annual Rent, Common Area Expenses and Additional Charges, and such assignee shall provide Landlord with assurances satisfactory to Landlord that it has the experience in operating such business having the same or substantially similar uses as the Permitted Use, in first-class office buildings, sufficient to enable it so to comply with the terms, covenants and conditions of this Lease and successfully operate the Demised Premises for the Permitted Use;

(4)
such assignee shall indemnify Landlord against, and pay to Landlord the amount of, any payments which may be obligated to be made to any “Mortgagee” (as hereinafter defined) by virtue of such assignment;

(5)	such assignee shall pay to Landlord an amount equal to the unamortized portion of any construction allowance made to Tenant; and

(6)
if such assignee makes any payment to Tenant, or for Tenant’s account, for the right to assume this Lease (including, without limitation, any lump sum payment, installment payment or payment in the nature of rent over and above the Base Annual Rent, Common Area Expenses and Additional Charges payable under this Lease), Tenant shall pay over to Landlord one-half of any such payment, less any amount paid to Landlord pursuant to clause (V) above on account of any construction allowance.

2. As a material inducement to Landlord executing this Lease, Tenant acknowledges and agrees that Landlord is relying upon (i) the financial condition and specific operating experience of Tenant and Tenant’s obligation to use the Demised Premises specifically in accordance with this Lease, (ii) Tenant’s timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Bankruptcy Code or the Insolvency Laws for Tenant and (iii) all defaults under the Lease being cured promptly and the Lease being assumed within 60 days of any order for relief entered under the Bankruptcy Code or the Insolvency Laws for Tenant, or the Lease being rejected within such 60-day period and the Demised Premises surrendered to Landlord. Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Tenant hereby agrees that:

(a) All obligations that accrue under this Lease (including, but not limited to Tenant’s obligation to pay rent), from and after the date that a petition is filed or other action is commenced under the Bankruptcy Code or the Insolvency Laws (an “Action”) shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Landlord;

(b) any and all rents that accrue from and after the date that an Action is commenced and that are not paid as required by this Lease shall, in the amount of such rents, constitute administrative expense claims allowable under the Bankruptcy Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of the Action;

(c) any extension of the time period within which Tenant may assume or reject the Lease without an obligation to cause all obligations under the Lease to be performed as and when required under the Lease shall be harmful and prejudicial to Landlord;

(d) any time period designated as the period within which Tenant must cure all defaults and compensate Landlord for all pecuniary losses that extends beyond the date of assumption of the Lease shall be harmful and prejudicial to Landlord;

(e) any assignment of the Lease must result in all terms and conditions of the Lease being assumed by the assignee without alteration or amendment, and any assignment that results in an amendment or alteration of the terms and conditions of the Lease without the express written consent of Landlord shall be harmful and prejudicial to Landlord;

(f) any proposed assignment of the Lease to an assignee: (i) that will not use the Demised Premises specifically in accordance with the Lease, (ii) that does not possess financial condition, operating performance and experience characteristics equal to or better than the financial condition, operating performance and experience of Tenant as of the date of this Lease, or (iii) that does not provide guarantors of the Lease obligations with financial condition equal to or better than the financial condition of the original guarantors of the Lease as of the date of this Lease, shall be harmful and prejudicial to Landlord;

(g) the rejection (or deemed rejection) of the Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Bankruptcy Code, and Tenant stipulates that such automatic stay shall be lifted immediately and possession of the Demised Premises will be delivered to Landlord immediately without the necessity of any further action by Landlord.

3. No provision of this Lease shall be deemed a waiver of Landlord’s rights or remedies under the Bankruptcy Code, the Insolvency Laws, or applicable law to oppose any assumption and/or assignment of this Lease, to require timely performance of Tenant’s obligations under this Lease, or to regain possession of the Demised Premises as a result of the failure of Tenant to comply with the terms and conditions of this Lease or the Bankruptcy Code.

4. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as such, shall constitute “rent” for purposes of the Bankruptcy Code.

5. For purposes of this Exhibit “I” addressing the rights and obligations of Landlord and Tenant in the event that an Action is commenced, the term “Tenant” shall include Tenant’s successor in bankruptcy, whether a trustee, Tenant as debtor in possession or other responsible person. The term “Mortgagee” as used herein shall mean any party or parties (including, but not limited to lessors, mortgagees, beneficiaries, trustees or note-holders) having the benefit of, (i) any lease of land only or of land and buildings in a sale-leaseback or lease-sub-leaseback transaction involving the Project, Landlord’s interest in same or any portion thereof, and/or (ii) any mortgage, deed of trust, deed to secure debt or other security instrument constituting a lien upon the Project Landlord’s interest in same or any portion thereof or Landlord’s interest therein, whether the same shall be in existence at the date hereof or created hereafter.